UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Webster Financial Corporation

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 20, 2009

To the Shareholders of

Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 23, 2009 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

At the Annual Meeting, you will be asked: (i) to elect three directors to serve for three-year terms; (ii) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2009; (iii) to approve an advisory proposal on Webster’s executive compensation philosophy, policies and procedures; and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

The Board of Directors unanimously recommends that you vote FOR the election of all the Board’s nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2008 Annual Report.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

James C. Smith
Chairman and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 23, 2009

To the Shareholders of

Webster Financial Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 23, 2009 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

1.	Election of Directors. To elect three directors to serve for three-year terms (Proposal 1);

2.

Ratification of Appointment of Independent Registered Public Accounting Firm.    To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2009 (Proposal 2);

3.

Endorsement of Webster’s Executive Compensation Philosophy, Policies and Procedures.    To approve an advisory proposal on Webster’s executive compensation philosophy, policies and procedures (Proposal 3); and

4.

Other Business.    To transact any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of Webster’s Board of Directors.

The Board of Directors has fixed the close of business on February 19, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 20, 2009

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 23, 2009: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our 2008 Annual Report, are available free of charge on the Investor Relations section of our website (www.wbst.com).

WEBSTER FINANCIAL CORPORATION

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 23, 2009

Solicitation, Voting and Revocability of Proxies

This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Corporation”), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of Common Stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 23, 2009 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the “Annual Meeting”) and at any adjournments thereof. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 20, 2009.

The Annual Meeting has been called for the following purposes: (i) to elect three directors to serve for three-year terms (Proposal 1); (ii) to ratify the appointment by the Board of Directors of the firm of Ernst & Young LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2009 (Proposal 2); (iii) to approve an advisory proposal on Webster’s executive compensation philosophy, policies and procedures (Proposal 3); and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments thereof.

If you vote using the enclosed proxy card, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as directors, FOR the ratification of the appointment of Webster’s independent registered public accounting firm and FOR approval of an advisory proposal on Webster’s executive compensation philosophy, policies and procedures. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted: (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Mark S. Lyon, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702; (ii) by re-voting by telephone or on the Internet; or (iii) by attending the Annual Meeting and voting in person.

The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

Who Can Vote. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 19, 2009 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 9,245 holders of record of the 52,845,602 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

Voting. If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card,
•	by using the Internet website listed on the proxy card,
•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or
•	by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 22, 2009. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 22, 2009. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to ratify the appointment of Webster’s independent registered public accounting firm and to approve an advisory proposal on Webster’s executive compensation philosophy, policies and procedures. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

Electronic Delivery of Proxy Materials. As a shareholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on the Corporation’s website at www.wbst.com. Under “Electronic Enrollment,” select the “Click Here To Enroll” link. Then select the box indicating your appropriate form of share ownership, and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message, at the address you provided while enrolling, informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.

Annual Report on Form 10-K. Webster is required to file an annual report on Form 10-K for its 2008 fiscal year with the Securities and Exchange Commission (“SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Mark S. Lyon, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702. Our annual report on Form 10-K is available on the Corporation’s website, www.wbst.com.

ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting, three directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

As required by Webster’s Bylaws, directors must be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In addition, under Webster’s Bylaws, incumbent directors nominated for reelection are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision.

Roger A. Gelfenbien, whose term ends as of the Annual Meeting, will be retiring from the Board of Directors as of the date of the Annual Meeting. Mr. Gelfenbien has served as a director of Webster since 2003. William T. Bromage, who retired from the Board of Directors as of June 30, 2008, served as a director of Webster since 2001. The Board of Directors greatly appreciates the service and contributions of Messrs. Gelfenbien and Bromage to the success of Webster.

The Board of Directors currently consists of eight members and is divided into three classes which are composed of three directors in each of the classes whose terms currently expire in 2009 and 2011, and two directors in the class whose term currently expires in 2010. The term of office of one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified.

Information as to Nominees and Other Directors

The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of Webster. Also set forth is certain other information with respect to each such person’s age at December 31, 2008, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank, National Association (“Webster Bank”).

Director Nominees for a Three-Year Term:	Age at 12/31/2008	Director Since	Expiration of Term	Positions Held with Webster and Webster Bank	Committee Membership
Robert A. Finkenzeller	58	1986	2009	Director	Audit; Nominating and Corporate Governance; Risk
Laurence C. Morse	57	2004	2009	Director	Executive; Audit; Risk (Chairman)

Mark Pettie	52	—	—	Director Nominee	—

Directors:
Joel S. Becker	60	1986	2010	Director	Executive; Compensation (Chairman); Nominating and Corporate Governance

John J. Crawford	64	1996	2011	Lead Director	Executive; Audit; Compensation; Nominating and Corporate Governance (Chairman)

Roger A. Gelfenbien*	65	2003	2009	Director	Compensation; Nominating and Corporate Governance

C. Michael Jacobi	66	1993	2011	Director	Executive; Audit (Chairman); Risk

Karen R. Osar	59	2006	2011	Director	Compensation; Risk

James C. Smith	59	1986	2010	Chairman, Chief Executive Officer and Director	Executive (Chairman)

*	Outgoing Director

Joel S. Becker is Chairman and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury, Connecticut based wholesale distributor of plumbing, heating and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is Chairman of the Compensation Committee and a member of the Executive Committee and the Nominating and Corporate Governance Committee.

John J. Crawford is President of Strategem LLC, a New Haven, Connecticut based company which provides consulting services to the business and not-for-profit community on business and financial strategies. Mr. Crawford served as President, Chief Executive Officer and a director of Aristotle Corporation, a New Haven, Connecticut based education training company from October 1992 through December 2002. Mr. Crawford continued to serve on the Board of Directors of Aristotle Corporation until August 31, 2005. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. Mr. Crawford is Lead Director, Chairman of the Nominating and Corporate Governance Committee, and a member of the Audit Committee, Compensation Committee and the Executive Committee.

Robert A. Finkenzeller is President of Eyelet Crafters, Inc., a Waterbury, Connecticut based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields. Mr. Finkenzeller has held this position since 1990. Mr. Finkenzeller is a member of the Audit Committee, the Nominating and Corporate Governance Committee and the Risk Committee.

C. Michael Jacobi is President of Stable House 1, LLC, a Middlebury, Connecticut based company engaged in real estate development. Mr. Jacobi served from June 2001 to May 2005 as President, Chief Executive Officer and a director of Katy Industries, Inc., a public company headquartered in Middlebury, Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products. Mr. Jacobi is a certified public accountant. He is a member of the board of directors and chairman of the audit committee of Corrections Corporation of America (NYSE:CXW)), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for federal, state and local governments, is a member of the board of directors and chairman of the audit committee of Sturm Ruger & Co., Inc. (NYSE:RGR), a publicly held company headquartered in Southport, Connecticut engaged in manufacturing and distribution of consumer products, and is a member of the board of directors and the audit committee of Kohlberg Capital Corporation (NASDAQ:KCAP), a publicly held company headquartered in New York, New York specializing in equity and debt investments in middle market companies. He is Chairman of the Audit Committee and a member of the Executive Committee and the Risk Committee.

Laurence C. Morse is the co-founder and Chief Executive Officer of Fairview Capital Partners, Inc., in West Hartford, Connecticut, an investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a director of the Princeton University Investment Company and the Institute of International Education, and is a former director and chairman of the National Association of Investment Companies, a private, not-for-profit trade association that represents 52 private equity and specialty finance investment firms. He is Chairman of the Risk Committee and is a member of the Audit Committee and the Executive Committee.

Karen R. Osar was Executive Vice President and Chief Financial Officer of Chemtura Corporation (NYSE:CEM), a specialty chemicals company headquartered in Middlebury, Connecticut from 2004 until her retirement in March 2007. From 1999 to June 2004, Ms. Osar served as Senior Vice President and Chief Financial Officer of MeadWestvaco Corporation and of Westvaco Corporation. She is a director of Innophos Holdings, Inc. (NASDAQ:IPHS), a publicly held specialty chemicals company headquartered in Cranbury, New Jersey and Sappi Limited (NYSE:SPP), a company engaged in the production of coated fine paper and chemical cellulose, headquartered in Johannesburg, South Africa. Ms. Osar is a member of the Compensation Committee and the Risk Committee.

Mark Pettie is Chairman and Chief Executive Officer of Prestige Brands Holdings, Inc. (NYSE:PBH), a publicly held company headquartered in Irvington, New York which develops and manufactures over-the-counter drugs, household cleaning products and personal care items. Mr. Pettie served as President of the Dairy Foods Group with ConAgra from 2005 to 2006. From 1981 to 2004, Mr. Pettie held various positions of increasing responsibility in finance, marketing and general management at Kraft Foods and was named Executive Vice President/General Manager of Kraft Food’s Coffee Division in 2002.

James C. Smith is Chairman, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chief Executive Officer in 1987 and Chairman in 1995. Mr. Smith joined Webster Bank in 1975, and was elected President, Chief Operating Officer and a director of Webster Bank in 1982 and of Webster in 1986. Mr. Smith served as President of Webster and Webster Bank until 2000. Mr. Smith is a director of the Federal Reserve Bank of Boston and was a member of the Federal Advisory Council which advises the deliberations of the Federal Reserve Board of Governors until December 2007. He is a member of the executive committee of the Connecticut Bankers Association, co-chairman of the American Bankers Council and a former director of the Federal Home Loan Bank of Boston. He is a director of St. Mary’s Hospital and the Palace Theater, both of Waterbury, Connecticut, and was a director of MacDermid, Incorporated (NYSE:MRD) until it was sold in June 2007. Mr. Smith is Chairman of the Executive Committee.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

CORPORATE GOVERNANCE

General

The business and affairs of Webster are managed under the direction of the Board of Directors. Members of the Board are kept informed of Webster’s business through discussions with the Chairman of the Board and Webster’s other executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Chairman of the Board and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program which is designed to familiarize them with Webster’s business and operations, and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

Webster believes in the importance of sound and effective corporate governance. Over the years Webster has forged an explicit link between its corporate culture and corporate governance by identifying its core values, communicating them and living them every day. With uncompromising commitment to its core principles, Webster continues to add value for its customers, shareholders, employees and the communities it serves. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote this philosophy.

Director Independence

Pursuant to the New York Stock Exchange (“NYSE”) listing standards, Webster is required to have a majority of “independent directors” on its Board of Directors. In addition, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Corporation.

The Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other commercial, industrial, banking consulting, legal, accounting, charitable and legal relationships with Webster, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships” on page 42 of this Proxy Statement, and on discussions with the Board of Directors.

As a result of this evaluation, the Board of Directors affirmatively determined that each of Messrs. Becker, Crawford, Finkenzeller, Gelfenbien, Jacobi, Morse, Pettie and Ms. Osar is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with this evaluation, the Board considered that in addition to Webster providing lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business and without preferential terms or rates, some directors and their affiliated entities provide services to Webster in the ordinary course of business. In particular, the Board considered the following relationships:

•

Joel S. Becker is the Chief Executive Officer of Torrington Supply Company and a co-owner of Nutmeg Road Associates, LLC, to each of which Webster made business loans in 2008. The aggregate amount of interest and other fees paid by these entities in 2008 was below the thresholds contained in the NYSE rules regarding independence and the Board determined that these transactions were not material to Webster or such entities and would not impair Mr. Becker’s independence.

•

John J. Crawford is Treasurer of St. Martin de Porres Academy, a charitable organization whose mission is to give underserved and economically disadvantaged children in the greater New Haven, Connecticut area a tuition-subsidized middle school education. During 2008, Webster Bank made charitable contributions totaling $10,000 to the St. Martin de Porres Academy. The Board determined that the amount contributed by Webster Bank to the St. Martin de Porres Academy was not material to either Webster or the St. Martin de Porres Academy and would not impair Mr. Crawford’s independence.

•

C. Michael Jacobi’s son, Gregory Jacobi, was employed by Webster Bank in 2008 as a Senior Vice President. Mr. Jacobi’s son’s employment position with Webster Bank does not violate the independence standards contained in the NYSE rules and the Board determined that this relationship is not material and would not impair Mr. Jacobi’s independence, in part because Mr. Jacobi’s son is not an executive officer of Webster and his compensation and benefits were established in accordance with the compensation policies and practices applicable to Webster employees in comparable positions.

Mr. Smith is not considered independent because he is an executive officer of Webster and Webster Bank.

Executive Sessions of Independent Directors

In keeping with Webster’s Corporate Governance Policy, in 2008 the Board of Directors held three meetings that were limited to independent directors. Webster’s Corporate Governance Policy provides that the Board of Directors shall appoint an independent director to serve as the Lead Director of the Board of Directors for a one-year term, or until a successor is appointed. The Lead Director presides over the executive sessions of outside directors and assists and advises the Chairman of the Board. During fiscal year 2008, Mr. Crawford served as the lead director.

Board of Director and Committee Meetings

During 2008, Webster held 20 meetings of its Board of Directors. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

Committees of the Board of Directors; Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board of Directors has established five standing committees. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Risk Committee. The Board of Directors has adopted a charter for each of these committees, as well as corporate governance guidelines that address the make-up and functioning of the Board of Directors and qualification guidelines for board members. The Board of Directors has also adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all employees, officers and directors. Each employee, officer and director participates in an annual training session that focuses on topics covered by our code of business conduct and ethics. The training reinforces our core values and our commitment to full compliance with applicable laws and regulations. You can find links to these materials on the Corporation’s website at: www.wbst.com.

You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:

Webster Financial Corporation

145 Bank Street

Waterbury, Connecticut 06702

Attn: Harriet Munrett Wolfe, Esq.

Executive Vice President, General Counsel and Secretary

The Board of Directors has determined that all of the Directors who serve on the Audit, Compensation, and Nominating and Corporate Governance committees are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE. In addition, all of the Directors who serve on the Risk Committee are “independent.”

Audit Committee

The Board of Directors has appointed an Audit Committee that oversees the Corporation’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation’s annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm. A copy of the Audit Committee’s charter is available on the Corporation’s website at: www.wbst.com. During 2008, the Audit Committee held six meetings. The members of the Audit Committee currently are Messrs. Jacobi (Chairman), Crawford, Finkenzeller and Morse. Each of the members of the Audit Committee meets the independence requirements of the rules of the NYSE and applicable rules and regulations of the SEC. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and that Messrs. Crawford and Jacobi each qualify as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Under the corporate governance listing standards of the NYSE, if an audit committee member simultaneously serves on the audit committees of more than three public companies, and the listed company does not limit the number of audit committees on which its audit committee members serve to three or less, then in each case, the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the listed company’s audit committee. The Board of Directors has determined that Mr. Jacobi’s simultaneous service on the audit committees of three public companies in addition to Webster’s will not impair his ability to serve effectively as a member of the Audit Committee.

Compensation Committee

The Board of Directors has appointed a Compensation Committee. Each of the members of the Compensation Committee meets the independence requirements of the rules of the NYSE, and also serves as the Compensation Committee of the Corporation’s subsidiary, Webster Bank. The members of the Compensation Committee currently are Messrs. Becker (Chairman), Crawford, Gelfenbien and Ms. Osar. A copy of the Compensation Committee’s charter is available on the Corporation’s website at: www.wbst.com.

Pursuant to the Compensation Committee’s charter, among other responsibilities, the Committee is charged with annually reviewing and making recommendations to the Board of Directors with respect to the annual base salary, annual bonus arrangements, long-term incentive compensation and severance and/or change in control or similar agreements/provisions, if any, paid to the CEO; annually determining such compensation and benefits for the members of the Corporation’s Executive Management Committee other than the CEO; annually recommending to the Board of Directors the content of the annual performance evaluation for the CEO and reviewing performance evaluations for all members of the Executive Management Committee; administering and implementing the Corporation’s performance-based incentive plans; reviewing the talent management and succession planning processes to ensure that there is a pool of qualified candidates to fill future Executive Management Committee positions; and reviewing and assessing on a periodic basis the Corporation’s employee stock ownership guidelines.

During 2008, the Compensation Committee held seven meetings. Compensation Committee meetings are attended by Webster’s CEO, other than while his compensation and benefits are discussed. For a description of the role of Webster’s CEO in determining or recommending the amount of compensation paid to our named executive officers during 2008, see “Compensation Discussion and Analysis” below.

Executive Committee

The Board of Directors has appointed an Executive Committee that has responsibility for overseeing management’s monitoring of security issues. It also serves as the loan committee and the exploratory committee for mergers and acquisitions. During 2008, the Executive Committee held two meetings. The members of the Executive Committee are Messrs. Smith (Chairman), Becker, Crawford, Jacobi and Morse.

Nominating and Corporate Governance Committee

The Board of Directors has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Corporation. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board of Directors and the shareholders. A copy of the Nominating and Corporate Governance Committee’s charter is available on the Corporation’s website at: www.wbst.com. During 2008, the Nominating and Corporate Governance Committee held four meetings. The members of the Nominating and Corporate Governance Committee are Messrs. Crawford (Chairman), Becker, Finkenzeller and Gelfenbien.

Risk Committee

The Board of Directors has appointed a Risk Committee whose primary function is to assist the Board in fulfilling its oversight responsibilities regarding the Corporation’s enterprise risk management, receiving information regarding the Corporation’s policies, procedures and practices relating to risk, and discussing material regulatory issues, compliance matters, and emerging risks to the Corporation. During 2008, the Risk Committee held eleven meetings. The members of the Risk Committee are Messrs. Morse (Chairman), Finkenzeller, Jacobi, and Ms. Osar.

Director Qualifications and Nominations

The Board of Directors believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Corporation, and that directors should, at a minimum, possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the shareholders.

Directors should also have an objective perspective and practical wisdom, and should be willing and able to devote the required amount of time to Webster’s business.

When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	Independence from management;
•	Judgment, skill, integrity and reputation;

•	Relevant specific industry experience;
•	Age, gender and ethnic background;
•	Current position with another business or entity;
•	Potential conflicts of interests with other pursuits; and
•	Existing ties to the Corporation’s and Bank’s markets.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

Webster’s Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 18, 2009 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 19, 2009. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on Webster’s books, of such shareholder and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder. In considering any nominees for directors recommended by a shareholder, the Nominating and Corporate Governance Committee considers, among other things, the same factors set forth above.

Compensation of Directors

The following table summarizes the compensation paid to Webster’s non-employee directors during 2008. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Beyond these and other standard arrangements described below, no other compensation was paid to any such director. Mr. Pettie was not a director in 2008.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Joel S. Becker	58,750	17,954	58,945	708	136,357

John J. Crawford	76,000	17,954	58,945	708	153,607

Robert A. Finkenzeller	55,000	17,954	58,945	708	132,607

Roger A. Gelfenbien	46,000	17,954	58,945	708	123,607

C. Michael Jacobi	68,250	17,954	58,945	708	145,857

Laurence C. Morse	63,750	17,954	58,945	708	141,357

Karen R. Osar	54,250	17,954	58,945	708	131,857

(1)	Includes fees paid to Mr. Crawford as Lead Director and committee chairman, and to Messrs. Becker, Jacobi and Morse as committee chairmen.

(2)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R), and thus includes amounts from stock awards granted in 2007 and 2008. The assumptions used to calculate the amount recognized for these stock awards are set forth in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2008. As of December 31, 2008, each director had the following number of unvested restricted shares: Ms. Osar and Messrs. Becker, Crawford, Finkenzeller, Gelfenbien, Jacobi and Morse, 619 shares. The grant date fair value of the restricted shares awarded to each director in 2008 was $16,075.

(3)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R), and thus includes amounts from stock option awards granted in 2006, 2007 and 2008. The assumptions used to calculate the amount recognized for these stock option awards are set forth in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2008. As of December 31, 2008, each director had the following number of options outstanding: Mr. Becker, 29,589 exercisable, 11,516 unexercisable; Mr. Crawford, 33,589 exercisable, 11,516 unexercisable; Mr. Finkenzeller, 31,589 exercisable, 11,516 unexercisable; Mr. Gelfenbien, 21,589 exercisable, 11,516 unexercisable; Mr. Jacobi, 33,589 exercisable, 11,516 unexercisable; Mr. Morse, 17,589 exercisable, 11,516 unexercisable; and Ms. Osar, 9,589 exercisable, 11,516 unexercisable. Based upon a Black-Scholes value of $5.35 per share when the options were granted, the estimated value of the stock options granted to each non-employee director of Webster in 2008 was $61,611.

(4)	Reflects the dollar amount of dividends paid on unvested restricted stock for the fiscal year ended December 31, 2008.

Webster uses a combination of cash, restricted stock and stock options to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its peer group (as described in “Compensation Discussion and Analysis” below), with the opportunity to earn significantly more based on Webster’s total shareholder return. Stock ownership guidelines have also been established for directors to closely align directors’ interests with those of Webster’s shareholders.

During 2008, each non-employee director of Webster received an annual retainer valued at $32,000, $7,000 in cash plus 619 shares of Webster Common Stock pursuant to the 2001 Directors Retainer Fees Plan, which provides for the payment of annual retainer fees to non-employee directors in shares of restricted Common Stock (the “Fees Plan”). Under the Fees Plan, each non-employee director is granted restricted shares of Common Stock for the equity portion (currently $25,000) of their annual retainer determined by the average four-quarter value of our Common Stock as of the grant date. The average four-quarter value is based on the average of the closing prices of Common Stock at the end of the four calendar quarters preceding the grant date, which is the date of each annual meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements of one year and other substantial risks of forfeiture. In addition, non-employee directors of Webster received non-qualified stock options to purchase 11,516 shares of Webster Common Stock, which typically vest over one year.

In addition, except as set forth below, each non-employee director received $1,500 for each Webster or Webster Bank Board meeting attended, $1,250 for each committee meeting attended, and $750 for each telephonic Webster or Webster Bank Board meeting called by either Webster or Webster Bank. Each non-employee director of both Webster and Webster Bank received a total of $2,000 for separate board meetings of Webster and Webster Bank that were held on the same day. Beginning as of the 2009 Annual Meeting, fees for attending Webster or Webster Bank Board meetings have been reduced from $1,500 to $1,200 for each meeting attended. Webster also reimburses directors for reasonable travel expenses incurred in connection with attending off-site board meetings (including the travel expenses of spouses if they are specifically invited to attend).

In 2008, the Lead Director received an annual retainer of $20,000, which includes his fee as Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Audit Committee received an annual retainer of $15,000, and the Chairman of the Compensation Committee and the Chairman of the Risk Committee received annual retainers of $7,500.

Directors are eligible to participate in Webster Bank’s non-qualified deferred compensation plan. Directors may elect to defer up to 100% of their cash directors’ fees. Deferral accounts are indexed to net rates of return in mutual fund portfolios chosen by each Director. Deferred amounts are credited by Fidelity Investments to accounts for each Director. Such accounts, plus accrued interest, are payable upon death, disability, or termination of service as a Director or a specified date that is at least five years from the year of deferral (as elected by the Director at the time of deferral). Distribution elections may be paid in a lump sum or in ten annual installments, at the election of the Director, except in the case of disability, where lump sum distribution is required.

Our stock ownership guidelines require non-employee directors to own Webster Common Stock with a market value equal to at least $100,000. Non-employee directors who do not meet the guidelines agree to hold all long-term incentives which include vested restricted stock and exercised stock options (net of exercise price and taxes) until they achieve the required ownership threshold of Webster Common Stock.

Communications with Directors

The Corporation’s shareholders and other interested persons who want to communicate with the Board of Directors, any individual Director, the Lead Director, the non-management Directors as a group or any other group of Directors, can write to:

[Name of Director or Directors]

c/o Lead Director of the Board of Directors

Webster Financial Corporation

P.O. Box 1074

754 Chapel Street

New Haven, Connecticut 06510

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the intended recipient(s) or the full Board, as appropriate.

Director Attendance at Annual Meetings

Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that the Board of Directors will attend the annual meeting, absent a valid reason, such as a previously scheduled conflict. Last year all of the individuals then serving as directors attended the annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Named Executive Officers of Webster Financial Corporation

The following table sets forth information regarding the named executive officers of Webster Financial Corporation at December 31, 2008.

Name	Age as of December 31, 2008	Positions with Webster and Webster Bank
James C. Smith	59	Chairman, Chief Executive Officer and Director

Gerald P. Plush	50	Senior Executive Vice President and Chief Financial Officer/Chief Risk Officer

Joseph J. Savage	56	Executive Vice President, Commercial Banking

Jeffrey N. Brown	51	Executive Vice President, Chief Administrative Officer

Scott M. McBrair(1)	52	Former Executive Vice President, Retail Banking

William T. Bromage(2)	63	Former President, Chief Operating Officer and Director; Vice Chairman, Webster Bank

(1)	Mr. McBrair served as Executive Vice President, Retail Banking until January 31, 2009.

(2)	Mr. Bromage retired from his positions as President, Chief Operating Officer and Director of Webster and Webster Bank as of June 30, 2008 and as Vice Chairman of Webster Bank as of December 31, 2008.

Provided below is biographical information for each of Webster’s named executive officers, other than Mr. Smith. For information regarding Mr. Smith, see “Election of Directors — Information as to Nominees and Other Directors.”

Gerald P. Plush is Senior Executive Vice President and Chief Financial Officer/Chief Risk Officer of Webster and Webster Bank. Mr. Plush joined Webster in July 2006 and was promoted to Senior Executive Vice President in July 2007. He was elected Chief Risk Officer in July 2008. Prior to joining Webster, Mr. Plush was employed at MBNA America in Wilmington, Delaware. In his most recent position with MBNA, he was Senior Executive Vice President and Managing Director of Corporate Development and Acquisitions. Prior to this position, Mr. Plush was Senior Executive Vice President and Chief Financial Officer of MBNA’s North American Operations, and prior to that he was Senior Executive Vice President and Chief Financial Officer of U.S. Credit Card.

Joseph J. Savage is Executive Vice President of Webster and Executive Vice President, Commercial Banking of Webster Bank. He joined Webster in April 2002. Prior to joining Webster, Mr. Savage was Executive Vice President of the Communications and Energy Banking Group for CoBank in Denver, Colorado from 1996 to April 2002. Mr. Savage is a director of the Hartford Metro Alliance and the Connecticut Technology Council.

Jeffrey N. Brown is Executive Vice President and Chief Administrative Officer of Webster and Webster Bank. Mr. Brown was elected to this position in July 2007. Mr. Brown joined Webster in 1996 as Executive Vice President of Marketing and Communications for Webster Bank and assumed responsibility for strategic planning in 1997. He was elected Executive Vice President of Marketing and Communications for the Corporation in March 2004.

Scott M. McBrair served as Executive Vice President of Webster and Executive Vice President, Retail Banking of Webster Bank until January 31, 2009. Prior to joining Webster in April 2005, Mr. McBrair was employed at Chicago’s Bank One Corporation, which was acquired by JP Morgan Chase in 2004. In his most recent position with Chase, he was Executive Vice President and Region Executive and served as National Director-New Branches.

William T. Bromage was elected President in April 2000 and Chief Operating Officer in January 2002, and served in both capacities until June 30, 2008 when he retired from his positions as President, Chief Operating Officer and Director of Webster and Webster Bank, and as Vice Chairman of Webster Bank as of December 31, 2008. From September 1999 to April 2000, he served as Senior Executive Vice President, Business Banking and Corporate Development of Webster and Webster Bank.

Compensation Committee Report

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Corporation’s Form 10-K for its 2008 fiscal year, and the Board has approved that recommendation.

Risk Assessment

In accordance with the Emergency Economic Stabilization Act of 2008 (the “EESA”), the Compensation Committee certifies that it has reviewed with senior risk officers the incentive compensation arrangements applicable to Webster’s “senior executive officers” (as defined pursuant to the Section 111 of the EESA), which includes each of the named executive officers other than Mr. Bromage. The Compensation Committee has made reasonable efforts to ensure that such arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of Webster and Webster Bank.

Compensation Committee

Joel S. Becker (Chairman)

John J. Crawford

Roger A. Gelfenbien

Karen R. Osar

Compensation Discussion and Analysis

Overview

In 2008, the Compensation Committee continued its efforts to refine the overall executive compensation structure and process consistent with the challenging economic environment, corporate governance best practices and additional regulatory requirements resulting from the Corporation’s participation in the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the EESA. Summarized below are the events in 2008 that had an impact on compensation.

Challenging Economic Environment.    In 2008, the financial services industry experienced significant volatility and write-downs of asset values. Many bank lenders, and capital markets in general, have reduced or ceased providing funding to borrowers, including to other financial institutions. This market turmoil and tightening of credit have led to an increased level of commercial and consumer delinquencies, declining consumer confidence, increased market volatility and widespread reduction of business activity generally. The resulting economic pressure has adversely affected Webster’s business, financial condition and results of operations. As a result of the severe market downturn, the decline in Webster’s net income and the performance of Webster’s stock price, all the continuing named executive officers recommended that they receive no annual incentive bonus for 2008.

Changes in Management.    In April 2008, Webster announced that William T. Bromage, President, Chief Operating Officer and Director, would retire at the end of 2008. Mr. Bromage relinquished all the offices, directorships and other positions he held with Webster effective June 30, 2008; however, he continued to serve as

Vice Chairman of Webster Bank through December 31, 2008. Mr. Bromage entered into a severance agreement with Webster in April 2008. As of July 1, 2008, Mr. Plush assumed the responsibilities of Chief Risk Officer. In January 2009, Webster announced the departure of Mr. McBrair and began a search for a replacement.

Capital Purchase Program Participation.    In November 2008, Webster issued and sold Series B preferred stock and a warrant to purchase common stock for an aggregate purchase price of $400 million to Treasury under the Capital Purchase Program. Under the terms of the purchase agreement, for as long as Treasury holds any Webster securities acquired under the purchase agreement or the warrant, Webster must ensure that its compensation, bonus, incentive and other benefit plans, arrangements and agreements, including golden parachute and severance and employment agreements, with respect to its senior executive officers, as such term is defined in the EESA, comply with Section 111(b) of the EESA and applicable guidance and regulations promulgated by Treasury. Each such officer consented to and waived any claims against Treasury or Webster with respect to any amendments or modifications to their compensation or benefits required for Webster to so comply.

Objectives of Compensation Program

Webster’s compensation program for its named executive officers is designed to accomplish three principal objectives. Webster believes these objectives provide a strong link between each named executive officer’s total earnings opportunity and Webster’s short and long-term performance. These objectives include:

•

Total compensation opportunities must be competitive.    All elements of compensation are reviewed, both separately and in aggregate, by the Compensation Committee to ensure that the total amount of compensation is within appropriate competitive parameters based on data from independent sources. The program is intended to provide named executive officers with a targeted compensation opportunity commensurate with persons with similar duties and responsibilities at Webster’s peer companies. Target compensation includes base salary, target annual cash incentive and target long-term equity incentive. In determining levels of named executive officers’ overall compensation, the Compensation Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations and, to a certain extent, the compensation paid to other persons employed by us.

•

Variable compensation should primarily serve to reward superior performance.    A large portion of the named executive officers’ compensation is tied to Webster’s performance. As such, a large portion of variable pay is significantly at risk when Webster does not meet its objectives. Webster believes variable pay helps drive business and financial performance and that linking a significant portion of compensation to short-term and long-term results creates shareholder value. When Webster performs well, based on the financial and non-financial measures discussed below, the named executive officers will receive greater incentive compensation. When Webster does not meet its objectives, incentive rewards will be reduced or forfeited.

•

Compensation should align the named executive officers’ interests with the long-term interests of the shareholders.    Webster believes that a substantial portion of the named executive officers’ total compensation opportunity should be equity-based. This objective aligns named executive officer and shareholder interests and provides motivation for enhancing shareholder value. In 2008, approximately 31% to 47% of the named executive officers’ total targeted compensation package was comprised of equity based awards tied to increased shareholder value.

Role of Compensation Consultant

In carrying out its responsibilities, the Compensation Committee typically engages an outside compensation consultant to offer market perspectives on annual pay, current executive compensation trends and compensation programs currently in place at Webster. The Committee has the authority to hire and fire the consultant and determine the nature and scope of the consultant’s assignments. During 2008, the Committee engaged Hewitt Associates as outside compensation consultant. At the direction of the Compensation Committee, Hewitt reviewed management’s proposals to the Committee regarding executive compensation programs and arrangements, in particular the annual and long-term incentive programs. Hewitt also reviewed the Committee’s decision-making process, Webster’s executive talent strategies, and the competitive landscape. The Committee weighs the consultant’s perspective as part of its decision making process, and in turn may ask the consultant to communicate the Committee’s preferences, perspectives, and decision-making parameters to management. The Committee communicates compensation decisions directly to management. Hewitt did not determine the amount or form of compensation paid to Webster’s executive officers or directors during 2008.

Competitive Peer Group Review

Webster’s Compensation Committee annually reviews and makes recommendations to the Board of Directors (with respect to Mr. Smith’s compensation) on each element of compensation paid to the named executive officers. In 2008, in light of economic and market conditions and in an effort to reduce costs, the Compensation Committee decided to have the consultant provide compensation data for the executive-level positions every other year rather than on an annual basis. For 2008, the Compensation Committee used the compensation data from a peer group and survey data presented to them by Hewitt in 2007, which included the peer group’s compensation data from 2006. For purposes of the Compensation Committee’s annual review in 2008, the compensation data in the Hewitt report was increased by 7% to reflect a 3 1/2% per year increase since 2006. The total compensation for each named executive officer was then compared to that of a group of peer companies. These peer companies are identical to the “investor peer group” referenced in the investor presentations to assess Webster’s relative performance.

The companies in the peer group are:

• Huntington Bancshares Incorporated	• BOK Financial Corporation
• Citizens Republic Bancorp, Inc.	• Commerce Bancshares, Inc.
• Cullen/Frost Bankers, Inc.	• City National Corporation
• First Horizon National Corporation	• The South Financial Group, Inc.
• Compass Bancshares, Inc.	• First Citizens BancShares, Inc.
• Synovus Financial Corp.	• TCF Financial Corporation
• Associated Banc-Corp	• Fulton Financial Corporation
• The Colonial BancGroup, Inc.	• BancorpSouth, Inc.
• Sky Financial Group, Inc. • Bank of Hawaii Corporation • East West Bancorp, Inc. • Investors Financial Services Corp. • UCBH Holdings Inc. • W Holding Company, Inc. • Mellon Financial Corporation

•              Valley National Bancorp

•              First Republic Bancorp, Inc.

•              International Bancshares Corporation

•              FirstMerit Corporation

•              Sterling Financial Corporation

•              Whitney Holding Corporation

•              Wilmington Trust Corporation

The Compensation Committee supplemented the compensation data from the peer group with survey data. The supplemental data included information from comparably sized companies in the finance/banking industry and came from the following surveys:

•	2006 William M. Mercer Finance, Accounting, and Legal Compensation Survey for companies with assets less than $25 billion

•	2006 William M. Mercer Retail Banking Survey for companies with median assets of $17.8 billion

•	2006 Towers Perrin U.S. Commercial Banks Report for companies with assets less than $50 billion

The Compensation Committee supplemented its peer group review with the additional survey data as the information publicly available in the proxy statements of the peer group companies did not always provide a good comparable for executive positions other than Chief Executive Officer and Chief Financial Officer. The Compensation Committee also reviewed the compensation practices of two additional banks that have either a similar business model as Webster and/or operate in the northeast region, but are not used in the peer group due to size or charter. These companies are People’s United Bank and NewAlliance Bancshares. Data for these companies was presented as additional reference points only.

The Compensation Committee did not seek to maintain any direct relationship between the compensation paid to the named executive officers and the peer group data or the survey results. While the Committee reviewed data covering both total compensation and the individual components of compensation, the Committee focused on total compensation in making decisions. Consistent with the objectives of Webster’s compensation program, the Committee used the data solely as a guideline for the Committee’s analysis and to obtain a general understanding of current compensation practices, rather than strict rules for establishing compensation. The Compensation Committee reviewed the total compensation of the named executive officers relative to the total compensation of the peer group and survey data, with individual variations based on job scope, tenure, retention risk, and other factors relevant to the Committee. As described in detail below, a large portion of pay is tied to financial performance and other goals believed to be related to increasing shareholder value over the long term. Consequently, actual compensation received could be different than targeted compensation.

Elements of Compensation

The Committee emphasizes performance-based compensation. Total direct compensation paid to the named executive officers in fiscal year 2008 consisted of base salary, annual cash incentive, and long-term equity incentives (stock options and performance shares). Each of these elements has a separate purpose and may have a different relative value to the total. However, as discussed below, a significant portion of the total direct compensation package depends on Webster’s financial success and total shareholder return. For 2008, the mix of base salary, target annual cash incentive, and target long-term equity incentives is shown below:

Name	Base Salary (% of Total Compensation)	Annual Cash Incentive Target (% of Total Compensation)	Annual Long-Term Equity Incentive Target (% of Total Compensation)
James C. Smith	27	27	47

Gerald P. Plush	36	29	36

Joseph J. Savage	42	27	31

Jeffrey N. Brown	42	27	31

Scott M. McBrair[1]	42	27	31

William T. Bromage[2]	32	29	40

[1]

As part of his negotiated separation agreement, Mr. McBrair received a negotiated payment in the amount of $107,413, which amounted to 50% of his 2008 annual cash incentive target. For a description of this agreement, see “Compensation of Executive Officers-Former Executives.”

[2]

Pursuant to his separation agreement, Mr. Bromage was not eligible for an annual cash or long-term equity incentive award in 2008. For a description of this agreement, see “Compensation of Executive Officers-Former Executives.”

In addition to these elements, the named executive officers also participate in Webster’s retirement plans and limited perquisites.

Base Salary.    Webster believes base salaries should serve the dual purpose of attracting and retaining the named executive officers as well as guaranteeing them a competitive level of base compensation. Messrs. Smith and Bromage did not receive merit increases in 2008. The other named executive officers received merit increases in 2008 representing 3% of base salary. These merit increases were determined by reviewing market practices. The officers received salary increases to maintain their position relative to market. Mr. Brown received an additional 5% increase to bring his salary to market levels. In addition, in December 2008, the annual base salary of Mr. Plush was increased in recognition of his assumption of the additional responsibilities of the Chief Risk Officer, with oversight for both operational and credit risk matters. In recommending this increase to the Board of Directors, the Committee considered that such assumption of responsibilities by Mr. Plush resulted in the elimination of an executive-level position.

Annual Incentive Compensation.    The non-employee members of the Board of Directors each year implement an annual incentive compensation plan for the named executive officers. The annual incentive plan for Messrs. Smith, Bromage and Plush is designed to be tax deductible under Internal Revenue Code (“IRC”) Section 162(m) through Webster’s Qualified Performance-Based Compensation Plan. This plan provides bonus opportunities based on Webster’s strategic and financial performance and progress. In no event may any individual’s annual incentive exceed 2% of Webster’s income before taxes.

At the February meeting each year, the Compensation Committee sets a target annual cash incentive compensation expressed as a percentage of base salary. The Committee then sets performance thresholds, targets, and maximums based on financial and non-financial objectives for Webster. After the end of the year, the Compensation Committee evaluates the extent to which the objectives have been achieved. This evaluation results in a percentage rating for achievement of the performance ranging from 0% to 200%. This percentage is applied to the corporate portion of the target annual incentive compensation. Below threshold performance results in no bonus being paid for the portion of the incentive tied to corporate results.

For 2008, the annual cash incentive targets and the amount paid for the named executive officers are shown below:

Name	Annual Cash Incentive Target (% of Base Salary)	Annual Cash Incentive Paid (% of Base Salary)
James C. Smith	100%	0%

Gerald P. Plush	80%	0%

Joseph J. Savage	65%	0%

Jeffrey N. Brown	65%	0%

Scott M. McBrair	65%	N/A [1]

[1]

Mr. McBrair received a negotiated payment in the amount of $107,413, which amounted to 50% of his 2008 annual cash incentive target. For a description of this agreement, see “Compensation of Executive Officers-Former Executives.”

For Messrs. Smith, Plush and Brown the financial objectives are based 100% on corporate results, because they have the greatest ability to influence the financial results of the Corporation overall.

For Messrs. Savage and McBrair, the financial objectives are based 50% on corporate results, 50% on their respective business’ financial performance. This weighting aligns Messrs. Savage and McBrair with financial results of the Corporation while being rewarded equally for the performance of the business units for which they have responsibility and greatest ability to impact results.

Determining the Corporate Performance Payout

To determine Webster’s corporate financial performance in 2008, the Committee established a target range for net income per share (adjusted to exclude all non-recurring items). Once goal achievement within a set range is achieved, the payout range is determined. The Committee then uses discretion in deciding the actual payout amount within the set range to reflect how well the Corporation performed given the external and internal environment during the course of the year. The payout may also be adjusted by the Committee for the effect of extraordinary, unusual or non-recurring items, including but not limited to gains or losses on the sale of assets or securities, changes in the tax or accounting rules, mergers and acquisitions, unforeseen changes in interest rates and common stock issuance and repurchase activity:

Performance Level	Adjusted Net Income per Share	Payout Range
Below Target Performance	<$2.02	0 -.8X

Target Range Performance	$2.02 - $2.24	.8X – 1.2X

Above Target Performance	>$2.24	1.2X – 2X

In determining the target range, the Committee considered the prior year’s performance as well as the 2008 financial goals, as well as other factors such as general market conditions and economic forecasts. Within each performance range (below target, target range, above target) the Committee has flexibility to assign the payout based on its judgment of performance, taking into account the uncertain operating environment in 2008, economic, credit and interest rate conditions, the Corporation’s capital position, progress toward stated financial goals, as well as progress toward the implementation of Webster’s strategic plan and actions taken with regard to long-term positioning. The payout within a range is not driven by a formula. For example, Webster may produce $2.02 in net income, but the Committee may decide to pay 120% for the measure based on its view of market conditions or, conversely, Webster may produce $2.24 in net income, but the Committee may decide to pay 80%.

For 2008, Webster’s adjusted net income per share was $0.49. Webster did not achieve the target range performance in 2008 primarily due to a high level of provisions for credit losses.

Based on its review, the Compensation Committee awarded no annual incentives to the continuing named executive officers. In making this decision, the Committee considered the financial results and each of the achievements discussed below. The Committee did not place any particular weight or emphasis on the individual achievements mentioned, but instead relied on its overall view of Webster’s progress in these areas and its business judgment in determining not to make a payment. Taking into consideration the recommendation by the continuing named executive officers that they be excluded from consideration for incentive compensation, the Committee determined not to award a bonus despite the strategic accomplishments noted below:

•	Management has been proactive in recognizing exposures and taking appropriate provisions for credit losses and writing down assets.

•

Webster raised approximately $225 million of tangible capital through the issuance of convertible preferred stock with the objective of protecting against the unforeseen and to make sure there was ample capital to support its long-term growth plans. Webster significantly exceeds all regulatory capital ratio standards for well capitalized institutions and its ratios are well in excess of its own publicly stated high standards.

•	By participating in the Capital Purchase Program, Webster increased its tangible capital.

•

Webster has focused on the resolution of non-accrual assets, as significant resources have been dedicated to proactively identifying, reserving against, resolving, and where appropriate, disposing of assets that are problematic. By focusing on proactive identification, the Corporation may in effect have boosted its non-accrual asset ratios relative to some others, which is expected to pay off over time.

•

Webster broadened and deepened customer relationships in market, through direct, customer-focused activities emphasizing core operating accounts. As a result, Webster has seen steady growth in services per checking household, debit card transactions and checking households having deposits, bill-pay and debit card combined.

•

Webster has invested capital and significant human resources to strengthen its enterprise risk management framework, which helps to identify, monitor and report on risk throughout the Corporation, with quick disclosure up to the top levels of the Corporation. The Enterprise Risk Management Committee is chaired by the recently appointed Chief Risk Officer and reports to the Risk Committee of the Board. Additional management risk committees regarding market, credit and operational risk have clearly delineated responsibilities for overseeing risk across the Corporation so that there is structural and organizational breadth and depth to the risk management operations at Webster.

•	Webster achieved a 60% efficiency ratio through a comprehensive expense elimination and revenue enhancement project called OneWebster in the third and fourth quarter of 2008.

Determining the Non-Corporate Performance Payout

To determine the portion of the incentive associated with the non-corporate performance for Messrs. Savage and McBrair, the business’ financial measure is called operating contribution, which is a pre-tax profitability measurement of revenues and direct expenses, funds transfer pricing and economic loss. Funds transfer pricing represents the allocated charges and credits related to Webster’s funding of the business units’ balance sheets. Economic loss represents the allocated charges related to the credit risk and loss in the event of default of the business units’ loan portfolios, in lieu of any Generally Accepted Accounting Principles (GAAP) loss provision that may have been charged. Webster considers the operating contribution goals to be a confidential, internally-derived performance measure. Webster sets these goals with the expectation that they can only be achieved through significant results. In order to provide context regarding the results needed in order for payout to exceed target under the business financial measure, the Commercial Bank and the Retail Bank have not exceeded target-level direct contribution for the past five consecutive fiscal years.

While results were achieved that would have qualified for an award under this portion of the annual incentive plan, the continuing named executive officers recommended that they receive no award. As part of his negotiated separation agreement, Mr. McBrair received a negotiated payment in the amount of $107,413, which amounted to 50% of his 2008 annual cash incentive target.

Cash Incentive Awards for 2008

Based on the total performance of Webster, business units, and individual objectives, and in particular the strategic and financial objectives above, using the described performance measures, the Compensation Committee awarded annual cash incentives in 2008 as follows:

Name	Target	Corporate Weight	Corporate Incentive (% of Target)	Line of Business Weight	Line of Business Results (% of Target)	Total Annual Cash Incentive
James C. Smith	$879,800	100%	0%	0%	N/A	$0

Gerald P. Plush	$346,415	100%	0%	0%	N/A	$0

Joseph J. Savage	$214,825	50%	0%	50%	0%	$0

Jeffrey N. Brown	$210,600	100%	0%	0%	N/A	$0

Scott M. McBrair	$214,825	50%	N/A	50%	N/A	N/A	[1]

[1]	As part of his negotiated separation agreement, Mr. McBrair received a negotiated payment in the amount of $107,413, which amounted to 50% of his 2008 annual cash incentive target.

Mr. Bromage received a payment under his separation agreement and was not eligible for a cash incentive award under the 2008 Annual Incentive Plan.

Long-Term Incentive Compensation.    Webster grants long-term equity awards to emphasize long-term results and align the named executive officers and the shareholders’ interests. Each named executive officer’s long-term incentive compensation has a targeted value ranging from 75% to 175% of base salary, as shown below:

Name	Annual Long-Term Equity Target (% of Salary)
James C. Smith	175%

Gerald P. Plush	100%

Joseph J. Savage	75%

Jeffrey N. Brown	75%

Scott M. McBrair	75%

Webster targets a long-term incentive mix of 50% stock options and 50% performance shares. This mix is designed to encourage long-term value creation for shareholders. It is also a powerful employee retention tool and it encourages stock ownership.

Stock Options.    Webster believes stock options are inherently performance-based, meaning they increase in value as the Corporation’s stock price increases. Thus, options support its objective of providing performance-based compensation while at the same time providing an opportunity for its named executive officers to acquire or increase a proprietary interest in Webster. The Compensation Committee does not consider the number of options outstanding and held by the named executive officer when determining the options to be awarded in the current year. The number of options to be awarded is determined as 50% of the long-term equity target above divided by the Black-Scholes value of the average price of Webster stock for the 10-day period prior to the grant date (for the 2008 grant, $3.60). All options granted to the named executive officers are subject to a four-year service-based vesting requirement, with 25% vesting on each anniversary of the grant.

Webster has an established practice of awarding stock options annually at a meeting date determined at the beginning of the year. It has been Webster’s long-standing practice to grant equity awards at the December meeting of the Board of Directors. The grant date of any annual equity award is the date of the meeting at which the award was approved by the Compensation Committee or Board of Directors, as applicable. In accordance with the terms of the Amended and Restated 1992 Stock Option Plan, the grant price is the closing price of Webster’s common stock on the NYSE on the trading day preceding the meeting. The executive officers, including the named executive officers, do not have any role in choosing the grant date for stock option awards or any other terms of the stock option awards.

Performance Shares.    The 50% portion of performance shares awarded to the named executive officers is based on performance criteria over a three-year performance period. This allows Webster to reinforce its primary objective of rewarding the named executive officers for superior performance. It also allows this equity grant to qualify as deductible compensation under Section 162(m). The number of performance shares is determined as 50% of the long-term equity target above divided by the average price of Webster stock for the 10-day period prior to the grant date (for the 2008 grant, $13.62).

These performance shares are tied to Webster’s total shareholder return (defined as share price appreciation from the beginning of the performance period to the end of the performance period, plus the total dividends paid on the common stock during the period) versus the companies in the KBW Regional Banking Index (KRX). The total shareholder return measure was selected because it best reflects the value Webster provides to the shareholders. This group of companies was chosen because it represents a stable mix of the size and type of financial institutions that best compare with Webster. Also, a list of these companies is readily available in a published index and it represents a large enough group to be relevant over the three-year measurement period.

At the December 2008 meetings, the Board of Directors granted the performance share awards and the Compensation Committee approved the performance measures, other than to Mr. Bromage. For the 2008 grant, based on performance for the three-year performance period starting January 1, 2009, the number of shares to become vested will be determined by the following performance criteria:

Level of Performance	Award Percent Payout
Below Threshold	Forfeited
Threshold = 25th percentile	50% of Target
Target = 50th percentile	100% of Target
Superior = 75th percentile or above	200% of Target (maximum)

If the minimum threshold performance level is not achieved, the award will be forfeited in its entirety. The Compensation Committee will interpolate the actual number of shares earned if the actual performance achieved is between the threshold and superior performance levels. For example, performance at the 45th percentile could result in an award of 90% of target.

Forfeiture of Performance shares.    Performance shares were granted only to Messrs. Smith and Bromage in December 2005 in the targeted amount of $598,385 and $296,852, respectively, and were forfeited in 2008 because the threshold performance of the 35th percentile was not achieved.

Executive Stock Ownership.    Webster believes stock ownership by management is beneficial in aligning the interests of management and shareholders. Executive Stock Ownership Guidelines are established to enhance shareholder value and focus each executive’s attention on the long-term success of the Corporation.

Webster adopted formal stock ownership guidelines for all of the executive officers, including the named executive officers, in 2004 as shown below:

Name	Multiple of Base Salary	Value of Multiple
James C. Smith	5X	$4,399,000

Gerald P. Plush	3X	$1,500,000

Joseph J. Savage	3X	$991,500

Jeffrey N. Brown	3X	$972,000

Once achieved, ownership of the guideline amount must be maintained for as long as the executive is subject to the stock ownership guidelines. Even if stock ownership guidelines have been achieved, named executive officers are required to continue to hold all net vested restricted stock and performance shares and net shares of common stock delivered after exercising stock options for a minimum of one year. Named executive officers who do not meet the guidelines further agree to hold common stock received through long-term incentive awards until they achieve their respective ownership thresholds. As of December 31, 2008, Mr. Smith has continued to meet the stock ownership guidelines. The Compensation Committee believes the other named executive officers who are still serving with Webster are making satisfactory progress toward these goals. As compared to last year’s ownership levels, each of the named executive officers has increased the number of shares owned but each of the named executive officer’s holdings as a percentage of the salary multiple target decreased because the share price declined.

Retirement Plans

Pension Plan.    Webster Bank maintains a frozen defined benefit pension plan for eligible employees, including the named executive officers. Webster stopped benefit accruals under the plan for all employees, including accruals under a non-qualified supplemental defined benefit plan (as discussed below) available to the named executive officers, after December 31, 2007. The Pension Benefits section of this Proxy Statement details pension benefits for the named executive officers.

401(k) Plan.    Webster Bank maintains a defined contribution 401(k) plan for eligible employees, including the named executive officers. All participants in the plan, including each of the named executive officers, are eligible to make pre-tax contributions from 1% to 25% of their pay, up to IRC limits ($15,500 in 2008). The Bank matches the employee’s contributions on a dollar for dollar basis for the first 2% of pay the employee contributes, and fifty cents on the dollar for the next 4% of pay the employee contributes. Webster also makes an automatic contribution of 2% of pay to all plan participants including named executive officers. In addition, Webster provides transition credits ranging from 1% to 6% of pay for those employees including named executive officers who were hired before January 1, 2007 and age 35 or older on January 1, 2008. The purpose of these contributions and credits is to help offset the impact of freezing the pension plan. A two-year vesting schedule applies to all Webster contributions. Under IRC limits, annual compensation in excess of $230,000 in 2008 may not be taken into account for determining benefits or contributions under the qualified plan. Employees who are age 50 or older by the last day of the year may contribute an additional $5,000 to the plan.

On March 1, 2009, Webster Bank suspended the automatic 2% contribution and began matching the employee’s contributions on a dollar for dollar basis for the first 5% of pay the employee contributes.

Supplemental Defined Benefit Plan.    Webster Bank maintains a frozen non-qualified supplemental defined benefit plan for certain executives, including named executive officers who were participants in the pension plan. The purpose of the plan was to provide these individuals with supplemental pension benefits in excess of IRC limits for tax qualified pension plans. The plan was frozen as of December 31, 2007. Thus, service and compensation after this date are not used in calculating a named executive officer’s benefit from the plan.

Supplemental Defined Contribution Plan.    Webster Bank maintains a non-qualified supplemental defined contribution plan for certain executives, including the named executive officers. This plan provides each named executive officer with an allocation to their supplemental 401(k) account equal to the additional match, automatic 2% and transition credit contributions that would have been received by the officer in the qualified 401(k) plan if there were no IRC compensation or deferral limits. In addition, Mr. Smith, Mr. Bromage and Mr. Plush receive an additional supplemental transition credit allocation equal to 25.5%, 45.4%, and 10.0% of compensation, respectively. The purpose of the additional supplemental allocation is to help offset the impact of freezing the supplemental defined benefit plan.

The March 1, 2009 changes to the 401(k) Plan referenced above will also apply to the Supplemental Defined Contribution Plan.

Non-Qualified Deferred Compensation Plan.    The executive officers, including each of the named executive officers, are eligible to participate in a voluntary non-qualified deferred compensation plan. The plan allows certain employees at the senior vice president level and above to defer a portion of their compensation because they face statutory limits under the qualified plan. This is a cost-effective method of offering a market-competitive benefit to the named executive officers.

Employment Agreements.    The named executive officers do not have employment agreements and they are subject to non-competition agreements.

Other Executive Benefits.    Webster offers a limited number of benefits to the named executive officers and other executives in addition to the broad-based employee benefits program. Each benefit supports a specific objective, but falls within the overall purpose of recognizing leadership responsibility and contributions to the Corporation goals. Management regularly reviews the benefits with the Compensation Committee for consistency with our organizational culture and market practices. These benefits are described in footnote 5 following the Summary Compensation Table.

Post-Termination Arrangements.    Webster’s change in control practices are designed to retain the named executive officers during rumored and actual change in control activity. During these times, continuity is a key factor in preserving the value of the business. Webster also provides other termination benefits designed to facilitate changes in key executives as needed. The amounts payable, triggering events and other terms of Webster’s change in control and other termination arrangements are set at the time of hiring by the Committee generally based on Corporation policy and competitive market information. These arrangements are identical for all of the named executive officers. Because these arrangements are consistent across the named executive officers, the Committee does not generally consider these post-termination arrangements when making decisions relating to the other elements of compensation discussed above.

In the event of a change in control, severance benefits are provided to the named executive officers only upon qualified termination. This allows the named executive officers to evaluate potential changes in control and transition the change in control with greater impartiality. In the event of change in control, the named executive officers immediately vest in their outstanding equity. This encourages the executives to support a successful change in control, while easing the administrative burden of converting outstanding awards to the new Corporation stock.

As a result of Webster’s participation in the Capital Purchase Program and in accordance with the EESA as originally enacted, Webster amended the benefits plans and agreements in which any of the named executive officer could receive payments upon termination or change in control. The amendments cover the period required by Section 111(b) of the EESA and applicable guidelines and regulations that prohibit any “golden parachute payment” as defined under Section 280G of the IRC. Under Section 280G as modified by the EESA, “golden parachute payment” is defined generally to mean any payment made on account of any severance from employment by reason of involuntary termination or in connection with any bankruptcy filing, insolvency or receivership, to the extent that the aggregate present value of such payments equals or exceeds three times the named executive officer’s average annual compensation for the five years prior to the severance from employment. However, see “2009 EESA Amendments” below for additional information on changes to the definition of the term “golden parachute payment.”

For a detailed description of these agreements and the potential amounts that Webster may be obligated to pay in the event payments are triggered, see “Potential Payments on Termination or Change in Control” below.

Policy on Internal Revenue Code Section 162(m)

Webster intends for all incentive compensation paid to the named executive officers to be fully deductible for federal income tax purposes. Section 162(m) of the IRC disallows publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring the compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation and the performance-based requirements of Section 162(m).

To reinforce this objective, the Committee approved performance shares in lieu of service-based restricted stock for the named executive officers so that all of the equity compensation may qualify as deductible compensation under Section 162(m). With respect to prior grants of service-based restricted stock granted to Messrs. Smith and Bromage, each officer has deferred, for so long as they are employed by Webster, receipt of any shares that would cause them to exceed the $1 million limit under Section 162(m). These are the only executives impacted by the compensation limit.

As a result of Webster’s participation in the Capital Purchase Program, for as long as Treasury holds any Webster securities acquired under the purchase agreement or the warrant, the deduction limit for remuneration paid to the senior executive officers during any taxable year will be $500,000 instead of $1 million, and must be computed without regard to “performance-based” compensation and certain deferrals of income.

Clawback Provision

As a result of Webster’s participation in the Capital Purchase Program, Webster is required to provide for the recovery of any incentive or bonus payments paid to senior executive officers during the period that Treasury holds any Webster securities acquired under the purchase agreement or the warrant which are based on financial criteria later proven to be materially inaccurate. Accordingly, Webster has amended or modified each applicable incentive or other benefit plan to so provide. Each of the senior executive officers consented to and waived any claims against Treasury or Webster with respect to such amendments and modifications.

2009 EESA Amendments

The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, has materially amended Section 111 of EESA. In addition to making other changes, the ARRA restricts the amount of bonuses that can be paid to our named executive officers, requires the Compensation Committee to conduct a risk assessment of all employee benefit programs twice annually and our CEO and CFO to certify compliance with Section 111 of EESA as amended by the ARRA. Furthermore, the ARRA has amended the definition of a “golden parachute payment” generally to include any payment on account of a named executive officer’s departure from the employer. Treasury guidance will be needed to clarify whether this completely prohibits the payment of severance, whether or not in a change in control situation. Webster may be required to make changes to its compensation and benefit programs applicable to our named executive officers based on the determination it makes in the coming weeks and months regarding the scope of actions required to comply with amended Section 111.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables contain certain compensation information for the Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers who were serving as executive officers on December 31, 2008 and one additional individual who would have been one of such other three most highly compensated executive officers but for the fact that he was not an executive officer of Webster at the end of 2008 (the “named executive officers”):

Summary Compensation Table

Salary, bonus, incentive payments and other compensation amounts to Webster’s named executive officers are summarized in the following table. Some of the amounts below represent the opportunity to earn future compensation under performance-based compensation incentives that may be forfeited based on future performance vesting. As a result of mixing compensation paid and contingent compensation, the total shown in the Summary Compensation Table includes amounts that the named executives may never receive.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
James C. Smith Chairman, Chief Executive Officer and Director	2008 2007 2006	879,800 879,800 850,000		— — —	747,267 289,461 306,228	698,535 755,752 754,546	— — 637,500	306,800 360,800 402,500	347,449 93,389 133,701	2,979,851 2,379,202 3,084,475

Gerald P. Plush Senior Executive Vice President and Chief Financial Officer/ Chief Risk Officer	2008 2007 2006	433,019 420,000 186,164	[6]	— 235,200 250,000	190,031 118,957 22,672	175,714 160,618 37,183	— — —	3,200 19,900 —	236,421 111,000 36,175	1,038,385 1,065,675 532,194
Joseph J. Savage Executive Vice President, Commercial Banking	2008 2007 2006	330,500 320,900 296,323		— 43,803 —	122,126 103,216 60,235	111,189 123,488 129,450	— 108,318 186,400	20,200 34,400 40,600	69,915 37,365 42,668	653,930 771,490 755,676
Jeffrey N. Brown Executive Vice President and Chief Administrative Officer	2008 2007 2006	324,000 285,889 264,000	[7]	— — —	98,539 80,488 55,969	94,071 94,454 91,128	— 142,034 158,400	32,300 20,500 36,900	63,263 34,994 39,021	612,173 658,359 645,418
Scott M. McBrair Former Executive Vice President, Retail Banking	2008 2007 2006	330,500 320,900 296,323		107,413 43,803 —	115,115 249,215 244,008	140,275 172,257 209,557	— 117,329 180,700	7,200 27,500 43,500	66,079 37,430 292,908	766,582 968,434 1,266,996
William T. Bromage Former President, Chief Operating Officer and Director	2008 2007 2006	527,900 527,900 500,308		— — —	477,276 283,489 151,912	472,910 345,564 366,990	— — 295,200	160,200 419,400 414,700	952,384 56,300 76,038	2,590,670 1,632,653 1,805,148

[1]

Amounts shown in this column are based on the accounting expenses recognized by Webster in fiscal year 2008 related to restricted stock awards and performance share awards made in 2008 and in prior years. Webster uses three-year cliff vesting for most annual restricted stock grants awarded since 2005. In prior years, the annual restricted stock awards vested at the rate of 50% after the third anniversary and the remaining 50% after the fifth anniversary. The assumptions used to calculate the accounting expense recognized in fiscal 2008 for these restricted stock awards and performance share awards are set forth (a) as to awards made in fiscal year 2008, in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2008, (b) as to awards made in fiscal year 2007, in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2007, (c) as to the awards made in fiscal year 2006, in footnote 20 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2006, and (d) as to awards made in fiscal 2005, 2004 and 2003 the weighted average assumptions used to calculate expense were $46.91, $49.10 and $44.28, respectively.

The stock expense amount shown for Mr. Smith in 2007 reflects an expense reduction due to the forfeiture of performance shares.

[2]

Amounts shown in this column are based on the accounting expense recognized by Webster in fiscal year 2008 related to stock option awards made in 2008 and in prior years. Webster uses a four-year ratable vesting requirement for most stock option awards. The assumptions used to calculate the accounting expense recognized in fiscal 2008 for these stock option awards are set forth (a) as to awards made in fiscal 2006, 2007 and 2008, in footnote 21 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2008 and (b) as to awards made in fiscal 2004 and 2005, in footnote 20 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2006. Webster has been expensing stock options since 2002.

[3]	Amounts in this column represent cash awards paid under the performance-based annual incentive plan described earlier in the Compensation Discussion and Analysis section.

[4]

The benefits represented in this column have not increased during 2008 for the named executive officers. The Bank maintains both a frozen tax-qualified pension plan and a frozen non-qualified supplemental defined benefit plan. These are described more fully in the Pension Benefits section of this Proxy Statement. Benefit accruals for service and compensation were frozen after December 31, 2007. The amounts in this column represent the increase in the actuarial present value of the named executive officer’s benefits under both plans determined using interest rate and mortality assumptions consistent with those used in the Corporation’s financial statements. Specifically, the assumptions used to value the accumulated benefits are as follows: at December 31, 2008 consisted of a 6.00% interest rate for the qualified plan versus 6.4% in 2007, a 6.40% interest rate for the non-qualified supplemental plan versus 6.3% in 2007, and the RP2000 mortality table projected to 2014, blending mortality rates for employees and annuitants (hereafter, the “RP2000 Mortality Table”). The changes in pension value in 2008 under the tax-qualified pension plan and non-qualified pension plan for each of the named executive officers were as follows: Mr. Smith: $93,200 and $213,600, respectively; Mr. Plush: $3,200 and $0, respectively; Mr. Savage: $15,100 and $5,100, respectively; Mr. Brown: $27,000 and $5,300, respectively; Mr. McBrair: $5,600 and $1,600, respectively; and Mr. Bromage: $38,100 and $122,100, respectively.

[5]

All Other Compensation includes amounts contributed or allocated, as the case may be, to the 401(k) plan (excluding the executive officer’s contributions to the qualified 401(k) plan), the non-qualified supplemental defined contribution plan, a car allowance for each named executive officer, settlement of relocation expenses for Mr. Plush ($114,297 including gross-up), taxable fringe expenses for Mr. Bromage ($820 including gross-up) and a premium on a term life insurance policy for Mr. Smith ($3,124). All Other Compensation items in the Summary Compensation Table also include the following amounts:

Name	401(k) Plan	Supplemental Defined Contribution Plan
James C. Smith	$27,600	$302,325

Gerald P. Plush	23,000	87,124

Joseph J. Savage	27,600	30,315

Jeffrey N. Brown	25,300	25,963

Scott M. McBrair	25,300	28,779

William T. Bromage	27,600	909,564

[6]	The annual salary paid to Mr. Plush from January 1 through December 15, 2008 was $432,500 and thereafter $500,000.

[7]	The annual salary paid to Mr. Brown from January 1 through June 30, 2007 was $273,200 and thereafter $300,000.

Grants of Plan-Based Awards

The following table sets forth all non-equity incentive plan and equity incentive plan awards made to the named executive officers during the fiscal year ended December 31, 2008.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[3]	Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards ($)[4]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Smith	2/20/08	439,900	879,800	1,759,600
	12/16/08				28,269	56,538	113,076					736,125
	12/16/08								213,674	12.85	13.02	730,765
Gerald P. Plush	2/20/08	173,000	346,000	692,000
	12/16/08				9,181	18,361	36,722					239,060
	12/16/08								69,391	12.85	13.02	237,317
Joseph J. Savage	2/20/08	107,413	214,825	429,650
	12/16/08				4,551	9,102	18,204					118,508
	12/16/08								34,400	12.85	13.02	117,648
Jeffrey N. Brown	2/20/08	105,300	210,600	421,200
	12/16/08				4,462	8,923	17,846					116,177
	12/16/08								33,724	12.85	13.02	115,336
Scott M. McBrair	2/20/08	107,413	214,825	429,650
	12/16/08				4,551	9,102	18,204					118,508
	12/16/08								34,400	12.85	13.02	117,648
William T. Bromage	2/20/08	237,555	475,110	950,220

[1]

This column represents the possible payouts to each of the named executive officers resulting from the grant of an award pursuant to the annual incentive compensation plan, subject to the achievement of the pre-established performance goals discussed on page 21 of this Proxy Statement. Actual amounts earned by the named executive officers are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 29 of this Proxy Statement.

[2]

Represents the threshold, target and maximum number of performance shares that may vest if performance targets in respect of the 2009 through 2011 performance period are satisfied. Dividends will be deferred on the unearned performance shares and will be paid out upon conclusion of the performance period to the extent earned.

[3]

The exercise price of stock options is determined by the closing price on the business date preceding the date of grant. All of the stock options were granted with a four year ratable vesting schedule with one-quarter of the number of shares underlying each grant vesting each year on the anniversary of the grant date.

[4]	Represents the grant date fair value, computed in accordance with FAS123R of options and the target of performance shares granted in 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding option awards and unvested stock awards held by Webster’s named executive officers as of December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
James C. Smith	44,700 61,975 185,950 61,975 62,525 65,728 60,707 35,386 32,241 26,549	11,796 32,242 79,650 213,674			24.6250 22.8100 22.8100 29.8400 34.6000 45.5500 49.6200 47.4000 48.8800 32.0300 12.8500	12/07/2009 10/23/2010 10/23/2010 12/17/2011 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016 12/18/2017 12/16/2018				15,668[4] 23,215[5] 56,538[6]		215,905 319,903 779,094
Gerald P. Plush	5,306 8,670 7,242	5,306 8,670 21,728 69,391			47.8100 48.8800 32.0300 12.8500	07/05/2016 12/19/2016 12/18/2017 12/16/2018	2,876		39,631	4,213 6,333 18,361	[4] [5] [6]	58,055 87,269 253,015
Joseph J. Savage	9,375 12,121 11,004 10,165 6,098 5,039 4,150	2,033 5,040 12,451 34,400			38.1700 34.6000 45.5500 49.6200 47.4000 48.8800 32.0300 12.8500	04/24/2012 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016 12/18/2017 12/16/2018	2,449		533,747	3,629 9,102	[5] [6]	50,008 125,426
Jeffrey N. Brown	3,900 5,825 5,825 7,677 6,972 6,749 4,524 3,433 650 3,880	1,508 3,434 650 11,640 33,724			24.6300 22.8100 29.8400 34.6000 45.5500 49.6200 47.4000 48.8800 48.8800 32.0300 12.8500	12/7/2009 10/23/2010 12/17/2011 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016 12/19/2016 12/18/2017 12/16/2018	1,668 316		22,985 4,354	3,393 8,923	[5] [6]	46,756 122,959
Scott M. McBrair	23,225 6,098 5,039 4,150	7,743 2,033 5,040 12,451 34,400	[7]		43.6700 47.7000 48.8800 32.0300 12.8500	04/21/2015 12/20/2015 12/19/2016 12/18/2017 12/16/2018	2,314 2,449	[8]	31,887 33,747	3,629 9,102	[5] [6]	50,008 125,426
William T. Bromage	3,921 13,550 10,000 119,800 29,950 30.219 29,343 30,113 23,408 27,635 45,516				25.5000 24.6250 21.8750 22.8100 29.8400 34.6000 45.5500 49.6200 47.4000 48.8800 32.0300	09/23/2009 12/07/2009 04/27/2010 10/23/2010 12/17/2011 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016 12/18/2017				6,715 9,950	[4] [5]	92,533 137,111

[1]	The vesting date of each option is listed in the table below by expiration date:

EXPIRATION DATE	VESTING DATE 1	VESTING DATE 2	VESTING DATE 3	VESTING DATE 4
04/21/2015	04/21/2009
12/20/2015	12/20/2009
07/05/2016	07/05/2009	07/05/2010
12/19/2016	12/19/2009	12/19/2010
12/18/2017	12/18/2009	12/18/2010	12/18/2011
12/16/2018	12/16/2009	12/16/2010	12/16/2011	12/16/2012

[2]	The dates the restrictions lapse on currently unvested shares of stock are listed in the table below, by Expiration Dates of corresponding option grants:

EXPIRATION DATE	VESTING DATE
07/05/2016	07/05/2009
12/19/2016	12/19/2009

[3]	Market value calculated by multiplying the closing market price of Webster’s Common Stock on December 31, 2008, or $13.78, by the number of shares of stock.

[4]	The number of shares to be awarded will be determined based on achievement of the performance criteria after the close of fiscal year 2009.

[5]	The number of shares to be awarded will be determined based on achievement of the performance criteria after the close of fiscal year 2010.

[6]	The number of shares to be awarded will be determined based on achievement of the performance criteria after the close of fiscal year 2011.

[7]	Shares represent stock grants made to Mr. McBrair at the time of hire to replace stock granted to him from his previous employer which he forfeited when he was employed by Webster.

[8]	The remaining restrictions on these shares lapse on April 21, 2010.

Option Exercises and Stock Vested

The following table sets forth information with respect to each of the named executive officer’s exercise of stock options and the vesting of stock during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
James C. Smith	—	—	4,929	65,260
Gerald P. Plush	—	—	—	—
Joseph J. Savage	—	—	3,029	38,583
Jeffrey N. Brown	—	—	2,158	27,444
Scott M. McBrair	—	—	8,017	194,028
William T. Bromage	—	—	4,225	106,259

[1]	Value realized calculated based on the difference between the market price of Webster’s Common Stock on the date of exercise and the exercise price.

[2]	Value realized calculated by multiplying the number of shares vesting by the market price of Webster’s Common Stock on the vesting date.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under both the frozen pension plan and the frozen supplemental defined benefit plan as of December 31, 2008. The accumulated benefit value is based upon the benefit that is payable at the executives’ Normal Retirement Age (65) and payable in the normal annuity form (life annuity with no death benefit).

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

James C. Smith	Webster Bank Pension Plan Supplemental Defined Benefit Plan for Executive Officers	30.0(plan max) 32.3	863,600 4,251,700	0 0

Gerald P. Plush	Webster Bank Pension Plan Supplemental Defined Benefit Plan for Executive Officers	2.0 2.0	23,100 0	0 0

Joseph J. Savage	Webster Bank Pension Plan Supplemental Defined Benefit Plan for Executive Officers	6.0 6.0	127,000 107,700	0 0

Jeffrey N. Brown	Webster Bank Pension Plan Supplemental Defined Benefit Plan for Executive Officers	12.0 12.0	199,000 123,000	0 0

Scott M. McBrair	Webster Bank Pension Plan Supplemental Defined Benefit Plan for Executive Officers	3.0 3.0	42,600 35,600	0 0

William T. Bromage	Webster Bank Pension Plan Supplemental Defined Benefit Plan for Executive Officers	12.0 11.6	392,400 2,309,200	0 0

Webster Bank maintains a frozen pension plan for eligible employees of Webster Bank and affiliated companies that have adopted the plan. Pension benefits in the pension plan were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating a benefit from this plan.

The pension plan is a qualified plan under the IRC and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 are eligible to participate in the pension plan upon attaining age 21 and completing one year of service.

Benefits under the pension plan are funded solely by contributions made by Webster Bank. Under the pension plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004 through December 31, 2007. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A pension plan participant becomes 100% vested in the benefits under the pension plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (age 65), deferred retirement date or death. Benefits payable at early retirement date are reduced 1/15th each year for the first five years and 1/30th each year for the next five years before normal retirement date. Messrs. Smith, Bromage and Savage are eligible for early retirement benefits. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant’s lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

Webster Bank also maintains a frozen non-qualified supplemental defined benefit plan for executive officers. As with the qualified pension plan, pension benefits in the non-qualified supplemental defined benefit plan were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating an executive’s benefit from this plan.

The frozen supplemental defined benefit plan provides supplemental pension benefits that are not available under the pension plan because annual compensation in excess of $230,000 in 2008 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the IRC and because annual pension benefits are subject to a maximum of $185,000 in 2008 (subject to cost of living increases). Annual compensation for both the qualified pension plan and the supplemental defined benefit plan is defined as base pay, overtime, commissions, and bonuses (including bonuses for which the participant has deferred to a future year).

In place of the pension formula in the supplemental plan, Mr. Smith and Mr. Bromage receive a benefit at age 65 equal to 60% of the average of the highest compensation during five consecutive calendar years, reduced by benefits from the pension plan, Social Security, and the pension plan of prior employers. It is also reduced in the event of retirement before age 65 in the same manner as the pension plan, except there is no reduction applied to the benefit under the pension plan of prior employers. Benefits under the supplemental defined benefit plan are payable in monthly installments or a lump sum. The assumptions used to determine the present value of the accumulated benefits for purposes of the Pension Benefits table consisted of a 6.00% interest rate for the qualified plan, a 6.40% interest rate for the non-qualified supplemental defined benefit plan, and the RP2000 Mortality Table.

Non-Qualified Deferred Compensation

The following table shows the contributions to, the earnings of, and the distributions from each named executive officer’s account under Webster’s non-qualified deferred compensation plans for the fiscal year ended December 31, 2008.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)[1]		Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James C. Smith	—	302,325		(696,867)	—	759,839

Gerald P. Plush	—	87,124		2,987	—	179,131

Joseph J. Savage	—	30,315		(25,379)	—	61,076

Jeffrey N. Brown	—	25,963		2,262	—	105,478

Scott M. McBrair	—	28,779		(9,360)	—	48,558

William T. Bromage	—	909,564	[3]	(49,908)	—	1,192,563

[1]	The amounts in this column are reported as supplemental defined contribution plan contributions in “All Other Compensation” in the Summary Compensation Table on page 29 of this Proxy Statement.

[2]	The amounts in this column show the investment gain or loss for each named executive officer during 2008, based on the investment choices selected by each named executive officer.

[3]	$634,149 of this amount represents accelerated contributions in Mr. Bromage’s severance agreement. See “Former Executives” section below.

Deferred Compensation

Executive officers are eligible to participate in a voluntary non-qualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer up to 25% of their base pay and up to 100% of their bonuses. None of the named executive officers contributed to the non-qualified deferred compensation plan in 2008. All deferred compensation accounts are payable upon death, disability, termination of service or a specified date after the year of deferral. Distribution elections may be paid in a lump sum or in ten annual installments, except in the case of disability, where lump sum distribution is required.

Potential Payments on Termination or Change in Control

Change in control provisions benefit Webster’s shareholders by assisting with retention of executives during rumored and actual change in control activity when continuity is a key factor in preserving the value of the business. Other termination benefits are provided based on the time needed by executives of that level to find new employment and to facilitate changes in key executives as needed. For a description of recent modifications to termination and change in control benefits of Webster’s named executive officers, see “Compensation Discussion and Analysis-Post Termination Arrangements.”

Change in Control Agreements

As a participant in the Capital Purchase Program, Webster is prohibited from making any “golden parachute payments” to the named executive officers, as discussed in the Compensation Discussion and Analysis. Under the EESA as originally enacted, the term “golden parachute payment” refers to amounts paid to a named executive officer that exceeds 3 times the executive’s preceding 5-year average W-2 income. The named executive officers’ change in control agreements have been amended to include this limitation. With the enactment of the ARRA on February 17, 2009, the term “golden parachute payment” has been amended to mean any payment on account of the employee’s departure from the employer. Treasury guidance will be needed to clarify whether this amendment completely prohibits the payment of severance, whether or not in a change in control situation.

The following is a description of the severance the named executive officers would have been eligible for under their original, unamended agreements. In order to comply with the EESA as amended by the ARRA, the severance payments provided for under the change in control agreements may have to be rescinded.

Pursuant to the change in control agreements between Webster and each of the named executive officers still serving with Webster, each executive is eligible to receive payments and other benefits, subject to the conditions described below, in the event the executive is terminated during the two-year period following a change in control. A change in control is defined by the agreements as:

•

with certain exceptions, the acquisition by any person of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock or (ii) the combined voting power of the outstanding voting securities of Webster entitled to vote generally in the election of directors; or

•

individuals who, as of the date of each executive’s agreement, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except for individuals subsequently joining the Board who are approved by at least a majority of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors; or

•	generally, consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster (with certain standard exceptions); or

•	approval by the shareholders of a complete liquidation or dissolution of Webster.

Payments and Benefits.    The payments and benefits payable to the named executive officers under the change in control agreements are as follows:

•

Death or Disability.    If an executive’s employment is terminated by reason of death or disability (defined as the absence of the executive from his duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness determined to be total and permanent), following a change in control, the executive, or the executive’s estate, as the case may be, is entitled to receive the executive’s accrued salary, bonus, deferred compensation (together with accrued interest or earnings thereon), any accrued vacation pay plus any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies.

•

Cause.    If an executive’s employment is terminated for “cause” following a change in control, the change in control agreement terminates and the executive is entitled to receive only his annual base salary through the date of termination, the amount of any compensation previously deferred by the executive, and any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. “Cause” is defined as:

¡

the willful and continued failure by the executive to perform substantially the executive’s duties with Webster or one of its affiliates (other than a failure resulting from incapacity due to physical or mental illness), after written demand for performance is delivered to the executive by the Chief Executive Officer, or

¡	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Webster.

•

For Good Reason or Other than for Cause, Death or Disability.    Executives are entitled to certain payments and continued benefits in the event of a termination following a change in control other than for cause, death or disability, or in the event the executive terminates his employment for “good reason.” “Good reason” is defined as:

¡

the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities resulting in a diminution in such position, authority, duties or responsibilities;

¡	the failure by Webster to comply with the compensation terms of the executive’s change in control agreement;
¡	Webster’s requirement that the executive be based at any location 35 miles or greater than the location where the executive was employed prior to the change in control;
¡	the termination by Webster of the executive’s employment other than expressly as permitted by the change in control agreement; or
¡	the failure by Webster to require that any successor assume, and perform according to, the executive’s change in control agreement.

In the event of a termination under the above circumstances, the executive is entitled to:

•	the executive’s base salary through the termination date to the extent not previously paid;

•	a prorated bonus based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year;

•	any previously deferred compensation and accrued vacation pay;

•	in the event of a “good reason” resignation, an amount equal to three times the sum of the executive’s base salary and bonus;

•

the additional amounts that would have been contributed or credited to his 401(k) accounts in both the qualified and supplemental defined contribution plans if the executive’s employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change in control agreement;

•	continued welfare benefits for the executive and his family for a period of three years following termination;

•	outplacement services; and

•	any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies.

In addition, if the payments or benefits provided to an executive officer would be subject to the excise tax imposed by Section 4999 of the IRC (relating to excess parachute payments), Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

Under the current change in control agreements and assuming a December 31, 2008 termination event, the aggregate value of the payments and benefits to which each named executive officer would be entitled in the event of termination other than for cause or in the event of death or disability, or in the event the executive terminates employment for good reason, would be a follows. The following table describes the payments due each named executive officer upon termination and reflects the limitations on such payments in accordance with the terms of the Capital Purchase Program without giving effect to any modifications of such terms resulting from the ARRA. When Treasury issues guidance to clarify limitations relating to severance payments included in the ARRA, the payments shown below may be reduced or completely prohibited.

Name	Salary Payments and Bonus ($)	Accrued Deferred Compensation and Vacation ($)	Qualified and Nonqualified 401(k) Contribution Equivalent ($)	Benefits and Health Programs ($)	Reduction in payments due to CPP limitations[1] ($)	Total ($)
James C. Smith	4,551,900	759,839	1,706,963	96,735	—	7,115,437

Gerald P. Plush	2,250,000	179,131	450,000	87,165	(1,831,756)	1,134,540

Joseph J. Savage	1,550,700	61,076	186,084	86,494	(673,187)	1,211,167

Jeffrey N. Brown	1,447,200	105,478	159,192	86,468	(530,342)	1,267,996

Scott M. McBrair	1,533,600	48,558	168,696	85,680	—	1,836,534

[1]	Reduction if payment equals or exceeds three times the executive’s average annual compensation for the five years preceding the year of termination.

Equity Compensation in the Event of a Change in Control

In the event of a change in control (as defined above under the change in control agreements), all equity awards granted under Webster’s Amended and Restated 1992 Stock Option Plan (the “Option Plan”) that are outstanding immediately prior to the change in control are to become fully vested and exercisable upon the change in control.

Assuming a December 31, 2008 change in control, the number and value of all equity awards that would vest and become exercisable for each named executive officer would be as follows:

Name	Value of Stock Options ($)	Value of Restricted Shares ($)	Value of Performance Restricted Shares ($)	Total ($)
James C. Smith	198,717	—	1,314,902	1,513,619

Gerald P. Plush	64,534	39,631	398,339	502,504

Joseph J. Savage	31,992	43,173	175,434	250,599

Jeffrey N. Brown	31,364	33,595	169,715	234,674

Scott M. McBrair	31,992	65,634	175,434	273,060

Non-Change in Control Executive Severance Plan

Under Webster’s standard form non-compete agreement, if Webster terminates a named executive officer without cause (and under circumstances in which payment would not be due under the change in control agreements), severance benefits become payable. The executive’s severance benefits for involuntary termination without cause are (a) a lump sum payment equal to the sum of (x) the executive officer’s then current annual base salary and (y) the prorated amount of any target bonus to be paid pursuant to Webster’s annual incentive compensation plan during the then current fiscal year, and (b) subject to certain limitations, continued medical and dental coverage for the shorter of one year or until the executive officer accepts other employment on a substantially full time basis if earlier. The executive’s receipt of the foregoing severance payments and benefits is conditioned upon the executive entering into a general release and waiver in favor of Webster, and in consideration of the payment the executive agrees to a one-year non-competition and non-solicitation covenant.

Pursuant to the Option Plan, in the event an executive is terminated by Webster without cause, and the termination occurs prior to the full vesting and exercisability of an executive’s options, the portion of the executive’s options considered vested and exercisable is to be determined by reference to the length of time the executive was employed by Webster.

Assuming a termination other than for cause occurred as of December 31, 2008, the amounts estimated to be paid to each of the named executive officers under the Executive Severance Policy and the Option Plan would be as follows:

Name	Salary ($)	Bonus ($)	Health Programs ($)	Value of Options ($)	Value of Restricted Shares ($)	Value of Performance Restricted Shares ($)	Total ($)
James C. Smith	879,800	879,800	10,228	—	—	426,780	2,196,608

Gerald P. Plush	500,000	400,000	10,228	—	29,723	67,784	1,007,735

Joseph J. Savage	330,000	214,825	10,228	—	22,489	16,660	594,202

Jeffrey N. Brown	324,000	210,600	10,288	—	18,217	15,585	578,690

Scott M. McBrair	330,000	214,825	9,957	—	45,860	16,660	617,302

Former Executives

William T. Bromage.    Mr. Bromage is not included in the change in control and executive severance tables above because his employment with Webster terminated prior to December 31, 2008. Rather, Webster entered into a separation agreement with Mr. Bromage in April 2008 pursuant to which Mr. Bromage continued to receive payment of his base salary and to participate in all benefit programs of Webster until December 31, 2008.

Mr. Bromage also received or is entitled to the following severance payments and benefits:

•

for each regularly scheduled pay day up to and including September 30, 2009, salary continuation payments in an amount equal to the amount of base salary he would have received if his employment had continued up to such date;

•	a payment equal to 157.5% of his 2008 base salary on or prior to March 15, 2009;

•	SERP benefits for 2008 and severance period may be paid into the plan in 2008; and

•

if Mr. Bromage elects health care continuation coverage under COBRA, until September 30, 2009 (or, if earlier, the date Mr. Bromage terminates his COBRA coverage), Webster will pay the same percentage of the COBRA premiums for group health insurance coverage that it pays towards group health insurance coverage on behalf of similarly situated active employees.

Also pursuant to the separation agreement, Mr. Bromage became fully vested in all of his outstanding stock options and restricted stock awards under the Option Plan and all of his outstanding options will be exercisable for the full term of such options. Mr. Bromage’s outstanding performance-based stock awarded under the Option Plan will remain outstanding until the conclusion of the applicable performance period and the certification by the Compensation Committee of whether the performance criteria with respect to such awards have been achieved. Mr. Bromage will receive the number of shares of common stock payable under each such award at the level of performance achieved. Performance shares granted to Mr. Bromage in December 2005 in the targeted amount of $296,852 were forfeited in 2008 because the threshold performance was not achieved.

Mr. Bromage’s change in control agreement was terminated, provided that if prior to December 31, 2008, Webster executed a definitive agreement providing for a change in control which occurs on or prior to December 31, 2009, Mr. Bromage will be entitled to the payments that he would have received under the change in control agreement had such agreement remained in effect.

In consideration for the payments described above, Mr. Bromage executed a general release of claims at the time of his termination of employment.

Scott M. McBrair.    Effective January 31, 2009, Mr. McBrair resigned from all positions held with Webster and agreed to serve as a consultant until April 30, 2009. Webster entered into an employment separation agreement with Mr. McBrair in January 2009 and as part of his negotiated separation agreement Mr. McBrair will receive a negotiated payment of $107,413, which amounted to 50% of his 2008 annual incentive target, and he will receive his weekly salary and continue to participate in certain benefit programs until April 30, 2009.

Mr. McBrair is also entitled to the following severance payments and benefits:

•	a payment equal to Mr. McBrair’s current annual base salary of $330,500, plus unused 2009 paid time off, not to exceed nine days;

•

a payment equal to $71,608 representing Mr. McBrair’s pro rata target annual bonus for 2009, plus an additional amount equal to a pro rata portion of performance-based stock awarded in 2007 multiplied by the closing price of Webster common stock on April 30, 2009, and unvested restricted stock (after taking into account the pro rata vesting described below); and

•	continued group health insurance coverage, for the period beginning May 1, 2009 and ending April 30, 2010, on the same terms and conditions as if he were an active employee.

With respect to Mr. McBrair’s outstanding equity incentive awards, any eligible unvested restricted stock and employee stock options will vest on a pro rata basis. Mr. McBrair will also be entitled to receive certain relocation and outplacement benefits (including legal fees) and benefits accrued under the Webster Bank Pension Plan and Webster Bank Supplemental Executive Retirement Plan. The terms of the Change in Control Agreement between Webster and Mr. McBrair dated as of January 1, 2008, as amended, will continue in effect until January 31, 2009.

In consideration for the payments and services described above, Mr. McBrair has agreed to execute a general release of claims at the time of his termination of employment.

Summary of Severance Payments and Benefits.    The following table summarizes the payments and benefits made to Messrs. Bromage and McBrair:

Name	Severance Amount ($)		Pension Benefit ($)	Early Vesting of Stock Options ($)	Vesting of Restricted Stock ($)	Other ($)
William T. Bromage	1,861,517		0	28,511	312,642	6,125	[1]

Scott M. McBrair	424,111	[2]	78,200	44,566	(10,263)	91,957	[3]

[1]	Includes health care benefit.

[2]	Includes a calculation of the value of the pro rata portion of performance-based stock awarded in 2007 and the value of unvested restricted stock, using an assumed price of $4.03 per share.

[3]	Includes health care benefit, relocation and outplacement benefit, and legal fees in connection with the negotiation of his separation agreement.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Becker (Chairman), Crawford, Gelfenbien and Ms. Osar. No person who served as a member of the Compensation Committee during 2008 was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2008, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Webster or Webster Bank, and neither involve more than normal risk of collectibility nor present other unfavorable features.

Certain Relationships

Gregory Jacobi, son of C. Michael Jacobi, a director of Webster and Webster Bank, is employed by Webster Bank as a Senior Vice President-Information Technology. At the end of fiscal year 2008, Gregory Jacobi’s base salary rate was $140,000. For 2008, Mr. Jacobi received a bonus of $19,073, and long-term incentive grants totaling 1,838 shares of restricted stock and a long-term cash award with a value of $20,000 at the time of the grant.

For a description of loans made to Webster Bank’s directors, executive officers and related persons and entities, see “Compensation Committee Interlocks and Insider Participation.”

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Webster’s Code of Business Conduct and Ethics, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entities in which a Webster director or employee or an immediate family member of a Webster director or employee is an officer, director and/or controlling shareholder must be conducted at arm’s length. Prior approval of the Board of Directors for any such transactions are governed by Federal Reserve Regulation O, and the related person’s interest in any such transaction requiring Board action must be disclosed to the Board prior to any action being taken. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board of Directors at least annually.

Audit Committee Report

The Corporation’s Audit Committee currently has four members, Messrs. Jacobi (Chairman), Crawford, Finkenzeller and Morse. As of the date of the Proxy Statement, each of the Committee members is an “independent director” under the New York Stock Exchange rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Corporation’s Board of Directors.

The Audit Committee has reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2008 with Webster’s management. The Audit Committee has discussed with KPMG LLP, the Corporation’s independent registered public accounting firm, the matters required to be discussed in accordance with professional standards. The Audit Committee has received the written disclosures from KPMG LLP required by relevant professional and regulatory standards, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster’s Board of Directors that the Corporation’s audited financial statements for the year ended December 31, 2008 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee
C. Michael Jacobi (Chairman)
John J. Crawford
Robert A. Finkenzeller
Laurence C. Morse

STOCK OWNED BY MANAGEMENT

The following table sets forth information as of February 1, 2009 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.

Name and Position(s) with Webster	Number of Shares and Nature of Beneficial Ownership (a)	Percent of Common Stock Outstanding
Joel S. Becker Director	59,173	*

William T. Bromage Former President, Chief Operating Officer, Director	434,627	*

Jeffrey N. Brown Executive Vice President and Chief Administrative Officer	72,815	*

John J. Crawford Director	61,296	*

Robert A. Finkenzeller Director	43,620	*

Roger A. Gelfenbien Director	26,357	*

C. Michael Jacobi Director	56,702	*

Scott M. McBrair Former Executive Vice President	51,502	*

Laurence C. Morse Director	20,549	*

Karen R. Osar Director	12,264	*

Mark Pettie Director Nominee	200	*

Gerald P. Plush Senior Executive Vice President and CFO/CRO	25,448	*

Joseph J. Savage Executive Vice President	89,272	*

James C. Smith Chairman, Chief Executive Officer, Director	1,066,703	1.99%

All Directors and executive officers as a group (18 persons)	2,082,193	3.84%

*	Less than 1% of Common Stock outstanding.

(a)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 1, 2009. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Mr. Smith, 48,241 shares; and all directors and executive officers as a group, 50,257 shares. The table also includes the following: 1,383,639 shares subject to outstanding options which are exercisable within 60 days from February 1, 2009; 119,808 shares held in the 401(k) Plan by executive officers; 11,214 shares purchased by executive officers through the Employee Stock Purchase Plan held by Fidelity Investments; 44,311 shares of restricted stock that were not vested as of February 1, 2009; 3,783 shares of Common Stock underlying restricted stock for Mr. Bromage that were deferred pursuant to the terms of the Option Plan; and 20,061 shares of Common Stock underlying restricted stock for Mr. Smith that were deferred pursuant to the terms of the Option Plan. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

Outstanding options reflected in the table were held as follows: Mr. Becker, 29,589 shares; Mr. Bromage, 363,455 shares; Mr. Brown, 49,435 shares; Mr. Crawford, 33,589 shares; Mr. Finkenzeller, 31,589 shares; Mr. Gelfenbien, 21,589 shares; Mr. Jacobi, 33,589 shares; Mr. McBrair, 38,512 shares; Mr. Morse, 17,589 shares; Mr. Plush, 21,218 shares; Ms. Osar, 9,589 shares; Mr. Savage, 57,952 shares; and Mr. Smith, 637,736 shares. Also reflected are 31,254 shares of phantom stock held by Mr. Smith in the Webster Bank Deferred Compensation Plan for Directors and Officers.

The table includes 7,360 shares of Common Stock issuable upon conversion of 200 shares of Webster’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock beneficially owned by Mr. Crawford, which are convertible at the option of the holder at any time. Mr. Crawford owns less than one percent of the outstanding shares of 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

The following table sets forth information as of February 14, 2009 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Corporation to be the beneficial owner of more than five percent of the Common Stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership (1)		Percent of Common Stock Owned
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	2,712,341	(2)	5.14%

Keeley Asset Management Corp. 401 South LaSalle Street Chicago, Illinois 60605	2,702,410	(3)	5.1%

(1)

Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 14, 2009. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)

Dimensional Fund Advisors LP reports that it has sole dispositive and sole voting power over 2,712,341 and 2,603,222 shares, respectively. All securities over which Dimensional Fund Advisors LP reports that it has sole dispositive or sole voting power are owned by investment companies, trusts and accounts, to which Dimensional Fund Advisors LP furnishes investment advice. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

(3)	Keeley Asset Management Corp. reports that it has sole dispositive and sole voting power of 2,702,410 and 2,697,210, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster’s directors, certain officers and persons who own more than 10 percent of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to Webster’s directors, officers and more than 10% owners were complied with on a timely basis, except that one report on a Form 4 covering two transactions was filed late for Ms. Osar, one transaction reported on a Form 5 for Mr. Smith should have been filed on a Form 4, and three transactions were reported late for Mr. Smith.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

The Board of Directors has appointed the firm of Ernst & Young LLP (“E&Y”) to serve as the independent registered public accounting firm for Webster for the year ending December 31, 2009. KPMG LLP (“KPMG”) had performed audits for Webster for the years ended December 31, 1986 through 2008.

On March 3, 2009, the Board of Directors determined not to reappoint KPMG as Webster’s independent registered public accounting firm for the fiscal year ended December 31, 2009 or any quarterly periods therein. KPMG was notified of this action on March 3, 2009. On March 6, 2009, the Board of Directors engaged E&Y as Webster’s independent registered public accounting firm for the fiscal year ended December 31, 2009. The Audit Committee of the Board of Directors recommended these actions to the Board of Directors.

The reports of KPMG on Webster’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007, and in the subsequent interim period through March 3, 2009, there were (i) no disagreements between Webster and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make references to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

In deciding to recommend the engagement of E&Y to the Board of Directors, the Audit Committee reviewed auditor independence and existing commercial relationships with E&Y, and concluded that E&Y had no commercial relationships with the Corporation that would impair its independence. During the fiscal years ended December 31, 2008 and 2007, and in the subsequent interim period through March 6, 2009, neither Webster nor anyone acting on its behalf has consulted with E&Y on any matters or events set forth in Item 304(a)(2) of Regulation S-K.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of E&Y, an independent registered public accounting firm, to audit the consolidated financial statements of Webster for the year ending December 31, 2009 and the internal control over financial reporting of Webster as of December 31, 2009. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of E&Y as Webster’s independent registered public accounting firm for the year ending December 31, 2009.

Representatives of KPMG are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Representatives from E&Y are not expected to be present at the Annual Meeting.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2009.

Auditor Fee Information

The following table presents fees for professional audit services rendered by KPMG for the audit of the Corporation’s annual financial statements for the years ended December 31, 2008 and December 31, 2007 and fees billed for other services rendered by KPMG during those periods. No fees were paid to E&Y in either 2008 or 2007.

	Fiscal 2008	Fiscal 2007
Audit Fees (1)	$1,488,000	$1,346,000
Audit Related Fees (2)	99,500	107,000
Tax Fees (3)	56,175	20,000
All Other Fees (4)	0	0

Total	$1,643,675	$1,473,000

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)

Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

(4)	Other Fees consist of fees for products and services other than for services for which fees were reported as Audit Fees, Audit-Related Fees and Tax Fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve up to $100,000 in audit and permissible non-audit services. Any decisions by the Chairman of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

APPROVAL OF AN ADVISORY PROPOSAL ON WEBSTER’S

EXECUTIVE COMPENSATION PHILOSOPHY, POLICIES AND PROCEDURES

(Proposal 3)

The American Recovery and Reinvestment Act of 2009, signed into law on February 17, 2009, requires participants in the Treasury’s Capital Purchase Program to permit a separate, non-binding shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including the compensation discussion and analysis, the compensation tables, and any related material).

As a participant in the Capital Purchase Program, Webster is providing you the opportunity to endorse or not endorse Webster’s executive pay program and policies by voting on the following resolution:

“Resolved, that the shareholders approve the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis, and the application of the compensation philosophy, policies and procedures as reflected in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

The Board of Directors believes that Webster’s compensation philosophy, policies and procedures provide a strong link between each named executive officer’s compensation and Webster’s short and long-term performance. The objective of Webster’s compensation program is to provide compensation which is competitive, variable based on Webster’s performance and aligned with the long-term interests of shareholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that shareholders vote FOR approval of an advisory proposal on Webster’s executive compensation philosophy, policies and procedures.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

Any proposal which a Webster shareholder wishes to have included in Webster’s Proxy Statement and form of proxy relating to Webster’s 2010 Annual Meeting of Shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster’s Secretary at 145 Bank Street, Waterbury, Connecticut 06702 by November 20, 2009. Nothing in this paragraph shall be deemed to require Webster to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2010 Annual Meeting of Shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less than 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 20, 2009

ANNEX A

WFC/WBNA BOARDS OF DIRECTORS

JANUARY 29, 2009

Audit Committee Charter

STATEMENT OF POLICY

The Audit Committee for Webster Financial Corporation (the “Corporation”), which is composed solely of directors who are independent of management and free from any relationship that would interfere with the exercise of independent judgement, serves as the Audit Committee of the Corporation, and its subsidiaries, including Webster Bank, National Association (the “Bank”), and its subsidiaries.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, and investment community by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; compliance by the Corporation with legal and regulatory requirements and the Corporation’s auditing, accounting and financial reporting processes generally, and the qualifications and independence of the independent accountant (a “Registered Public Accounting Firm”). Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal audit department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

Composition

The Audit Committee shall comprise no fewer than three directors as determined by the Board of Directors of the Corporation, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The members of the Audit Committee shall meet the independence, experience and expertise requirements of the New York Stock Exchange, Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In addition, the Corporation, its Board of Directors, and the Audit Committee shall comply with all applicable laws, rules, regulations and guidelines, including, without limitation, those contained in 12 USC Sec. 1831m, Part 363 of the rules and regulations of the Federal Deposit Insurance Corporation, which establish criteria for an independent audit committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related financial management and banking expertise. Committee members may enhance their familiarity with finance, accounting and risk management by participating in educational programs conducted by the Corporation’s General Auditor, members of management, or an outside consultant.

The members of the Audit Committee, and its Chair, shall be elected by the Board of Directors of the Corporation at its annual organizational meeting, may be removed and replaced by the Board of Directors, and shall serve until their successors are duly elected and qualified.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. In order to foster open communication, the Audit Committee should meet at its discretion with the Corporation’s General Auditor, management (including the Chief Financial Officer), and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

Practices

In carrying out its responsibilities, the Audit Committee will adopt practices which will enable the Committee to best react to changing conditions and to ensure that the corporate accounting and reporting practices, the system of internal controls, and the fiduciary activities conducted are in accordance with all requirements and are of the highest quality.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent accountants or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

The Audit Committee shall:

Audit Administration

1. Hold regular meetings as may be necessary, and special meetings as may be called by the Chair of the Audit Committee or at the request of the independent accountants or the Corporation’s General Auditor.

2. Consult with management for input regarding the Audit Committee’s responsibilities, but may not delegate these responsibilities.

3. Form and delegate authority to subcommittees when appropriate.

4. On an annual basis, receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with applicable professional standards, discuss with the independent accountants the independent accountants’ independence, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent accountants.

5. Review the experience and qualifications of the senior members of the independent accountant’s team.

6. Obtain and review a report from the independent accountants, at least annually, describing (a) the independent accountant’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent accountant, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues, and (c) to assess the independent accountant’s independence, all relationships between the independent accountant and the Corporation.

7. On an annual basis, review and approve the Audit Committee’s Independent Accountants Retention Guidelines. The Guidelines shall comply with all applicable laws, rules, regulations and guidelines, and shall set clear hiring policies for employees or former employees of the independent accountants. A copy of the Independent Accountants Retention Guidelines is attached hereto as Appendix A.

8. Review and pre-approve all audit engagement fees and terms and any non-audit engagements (to the extent permitted under applicable law) with the independent accountants. On an annual basis, the Audit Committee shall review and approve the Pre-Approval Policy, a copy of which is attached hereto as Appendix B.

9. Review the qualifications and the quality control procedures of the independent accountants. Evaluate the performance of the independent accountants and make recommendations to the Board of Directors regarding the selection, appointment, replacement or termination of the independent accountants. The independent accountants shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

10. Confer with the independent accountants and the internal auditors concerning the scope of their audits of the Corporation, the Bank and its subsidiaries, and review and approve the independent accountants’ annual engagement letter.

11. Review activities, organizational structure, and qualifications of the internal audit department and oversee the appointment and replacement of the Corporation’s General Auditor.

12. Review and discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements, and any material reports or inquiries received from regulators or governmental agencies.

13. Obtain from the independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

14. Retain independent counsel, independent accountants, or others where appropriate, without seeking Board approval, for any matters related to the discharge of the duties and responsibilities assigned to the Audit Committee. As determined by the Audit Committee, the Corporation shall provide appropriate funding for payment of compensation to any such advisors.

15. Review and reassess the adequacy of the Audit Committee Charter and the Audit Committee’s own performance annually, and recommend any proposed changes to the Board of Directors for approval.

16. Report through its Chair to the Board of Directors at the Board’s next regularly scheduled meeting following the meeting of the Audit Committee matters reviewed by the Audit Committee.

17. Discuss with the independent accountants, their required communications under professional standards. In particular:

(a) The adoption of, or changes to, the Corporation’s significant accounting principles and practices as suggested by the independent accountant, internal auditors, or management.

(b) Any “management” or “internal control” letter issued, or proposed to be issued, by the independent accountant and the Corporation’s response thereto.

(c) Any difficulties encountered in the course of the audit work, including any restrictions on the independent accountant’s scope of activities or access to requested information, and any significant disagreements with management.

18. Make a recommendation to the Board of Directors as to whether the financial statements should be included in the Corporation’s Annual Report on Form 10-K.

19. Approve the report of Audit Committee to be included in the Corporation’s Proxy Statement for its Annual Meeting of Shareholders.

20. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

21. Review with the full Board any issues that arise with respect to the quality and integrity of the Corporation’s financial statements.

System of Internal Control

1. Review and approve annual audit plans; direct the internal auditors or the independent accountants to specific matters or areas deemed by the Audit Committee to be of special significance; and authorize the performance of supplemental reviews or audits, as the Audit Committee may deem desirable.

2. Review and discuss with management and the independent accountants the Corporation’s audited annual financial statements and the independent accountants’ opinion rendered with respect to such financial statements. This review shall include the nature and extent of any significant changes in accounting principles or initiatives, off-balance sheet structures (if any), management’s discussion and analysis and accounting estimates, and disagreements with management.

3. Review with financial management and the independent accountants the Corporation’s annual and quarterly financial reports and disclosures, including the Corporation’s disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

4. Review with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures (if any) of the Corporation’s financial statements.

5. Review with management the Corporation’s earnings press releases, including the use of “pro forma” or non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies.

6. Review with the Chief Risk Officer, the General Auditor, and the independent accountants the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposure.

7. Review the adequacy of the systems of internal controls by obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures of the Corporation and its subsidiaries and reviewing the correction of controls deemed to be deficient.

8. Meet at least with the chief financial officer, the Corporation’s General Auditor and the independent accountants in separate executive sessions, in order to ensure that independent, direct communication between the Boards of Directors, chief financial officer, the Corporation’s General Auditor and independent accountants is provided.

9. Review the significant reports to management prepared by the internal auditing function and management’s responses thereto.

10. Discuss with the independent accountants the Corporation’s internal audit function and any recommended changes in the planned scope of the internal audit program.

11. Review with the full Board any issues that arise with respect to the performance of the internal audit function.

Regulatory Oversight Responsibilities

1. Oversee the Corporation’s policies on business ethics and conduct.

2. Obtain reports from management, the General Auditor, and the independent accountant, that address conformity with applicable legal and regulatory requirements and the Corporation’s Code of Business Conduct and Ethics by the Corporation and its subsidiaries. Review with the full Board any issues that arise with respect to the Corporation’s compliance with legal and regulatory requirements and with the Corporation’s Code of Business Conduct and Ethics.

3. Review regulatory examination findings. Discuss with management, the General Auditor, and the independent accountants, any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Corporation’s financial statements or accounting policies.

4. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.

5. Establish procedures for the confidential, anonymous submission by employees of the Corporation or any subsidiary of concerns regarding questionable accounting or auditing matters.

Fiduciary Activities

1. Ensure that, at least once during each calendar year, suitable audits of the Trust Department’s affairs and fiduciary activities are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee at their next regularly scheduled meetings.

2. Discuss with the internal or independent accountants whether the Trust Department is operating in a sound condition, and whether adequate internal controls and procedures are being maintained, whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountant.

Adopted by the Board of Directors as of January 29, 2009.

APPENDIX A

Audit Committee

Independent Accountant Retention Guidelines

Selection of Independent Accountants (a “Registered Public Accounting Firm”)

1. On an annual basis review the performance, qualifications and experience of the Independent Accountants and recommend to the Board the appointment or discharge of the Independent Accountants.

2. On an annual basis, to assess the Independent Accountant’s independence, the Audit Committee shall review all relationships between the Independent Accountants and Webster.

3. On an annual basis review whether the Independent Accountants meet the independence requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange. This review shall include: obtain and review a report by the Independent Accountants describing the Independent Accountant’s internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review of the Independent Accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Accountants, and any steps taken to deal with such issues.

4. On an annual basis, the Audit Committee shall review the engagement of the Independent Accountants to ensure the rotation of the lead (or coordinating) audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

5. On no less frequently than a 5-year cycle, the Audit Committee shall consider whether it is appropriate or desirable to solicit from qualified accounting firms, formal proposals that include the scope, qualifications, and fees for performing the annual audit.

Performance of Non-Audit Services

1. The Independent Accountants shall not perform any prohibited non-audit services as set forth in Section 201(a) of Title II of the Sarbanes-Oxley Act (Section 10A(g) of the Securities and Exchange Act of 1934).

2. The Independent Accountants shall not perform internal audit work.

3. The Independent Accountants shall not perform internal control related IT consulting.

4. Without the prior approval of the Audit Committee, non-audit services performed by the Independent Accountants within the year shall not exceed 100 percent of total annual audit fees.

5. All audit and non-audit services to be performed by the Independent Accountants shall be approved in advance in accordance with the Audit Committee’s Pre-Approval Policy.

Employment of Independent Accountant Employees

Employment of Independent Accountant personnel by Webster Financial Corporation or any of its direct or indirect subsidiaries shall be permitted in accordance with the following guidelines which shall be monitored by Webster’s Human Resources:

Management

1. Management, which includes managers, senior managers, principals, and partners, that has performed audit or non-audit services at Webster in the last two years may not be hired without prior Audit Committee approval.

2. Management who has not performed audit or non-audit services at Webster within the last two years may be hired without Audit Committee approval. A report of the hiring shall be made to the Committee at its next regularly scheduled meeting.

Staff

3. Staff members may be hired without Audit Committee approval. A report of the hiring shall be made to the committee at the next regular scheduled meeting.

APPENDIX B

Audit Committee

Pre-Approval Policy

I.	Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent accountant (a “Registered Public Accounting Firm”) in order to assure that the provision of such services does not impair the accountant’s independence. Unless a type of service to be provided by the independent accountant has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the audit, permissible non-audit and tax services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. By this Policy, the Audit Committee delegates specific pre-approval authority to its Chair, provided that the estimated fee for any such proposed pre-approved service does not exceed $100,000. The Chair shall report any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

III.	Audit and Non-Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters as may be recommended by the Chief Financial Officer, Controller or independent accountant.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services as well as permissible non-audit services that would not impair the independence of the independent accountant. The Audit Committee has pre-approved the audit and permissible non-audit services listed in Exhibit A; provided, however, that specific engagements for such audit and non-audit services shall be approved and authorized by any one of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer of the Corporation. All other audit and permissible non-audit services not listed in Exhibit A, or which have not been previously approved in connection with the independent accountant’s engagement letter for the applicable year, must be separately pre-approved by the Audit Committee.

The independent accountant shall not perform any prohibited non-audit services as set forth in Section 201(a) of Title II of the Sarbanes-Oxley Act (Section 10A(g) of the Securities and Exchange Act of 1934). In addition, the independent accountant shall not perform internal audit work or internal control related IT consulting.

IV.	Tax Services

The Audit Committee believes that the independent accountant can provide tax services such as tax compliance, tax planning and tax advice without impairing the independent accountant’s independence. However, the Audit Committee will not permit the retention of the independent accountant in connection with a transaction initially recommended by the independent accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the tax services listed in Exhibit B. All tax services not listed in Exhibit B, or which have not been previously approved in connection with the independent accountant’s engagement letter for the applicable year, must be separately pre-approved by the Audit Committee.

V.	Pre-Approved Fee Amounts

Maximum fee amounts for pre-approved services to be provided by the independent accountant will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VI.	Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent accountant and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

VII.	Additional Matters

On a quarterly basis, the Audit Committee shall review a summary of fees paid year-to-date for all audit fees and engagements for audit, audit related, tax and other services, regardless of the fee amount. In addition, on a quarterly basis, management shall submit to the Audit Committee a report of each audit, audit-related, non-audit, tax and other engagement entered into in the quarter with the independent accountant, and the fee for such engagement(s).

Exhibit A

Pre-Approved Audit and Permissible Non-Audit Services for Fiscal Year 2009

The Audit Committee has pre-approved the engagement of the independent accountant to provide the following audit and permissible non-audit services for fiscal year 2009 at a cost not to exceed $50,000 per engagement; provided, however, that specific engagements for such non-audit services shall be approved and authorized by any one of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer of the Corporation:

1. Consultation on Financial Accounting and Reporting Issues and Standards. This pre-approved service covers advice and consultation from the independent accountants on accounting for specific transactions, the notification of and application of new accounting principles or pronouncements, and consulting with the independent accountants about specific reporting and disclosure items.

2. M & A Diligence. This pre-approved service covers the performance by the independent accountants of agreed upon procedures with respect to potential target businesses as requested by the Corporation. This includes conducting preliminary diligence to explore potential acquisitions or divestitures.

3. Securities and Exchange Commission filings. This pre-approved service covers the review of SEC filings including filing of registration statements under the Securities Act of 1933 and periodic reports under the Exchange Act of 1934 Act filings for compliance with application rules and regulations and the provisions of consents for such filings and reports where required.

4. Employee Benefit Plans. This pre-approved service covers the performance of audits of employee benefit plans.

5. Internal Control reviews. This pre-approved service covers assistance provided by the independent accountant in connection with documenting internal control policies and procedures over financial reporting.

6. Specific Acquisitions. This pre-approved service covers accounting consultations and audits in connection with specific acquisitions.

7. Internal investigations. This pre-approved service authorizes the independent accountants to perform internal investigations or fact-finding services as requested.

8. Comfort Letters. This pre-approved service covers comfort letters in connection with specific transactions.

Exhibit B

Pre-Approved Tax Services for Fiscal Year 2009

The Audit Committee has pre-approved the engagement of the independent accountant to provide the following tax services for fiscal year 2009 at a cost not to exceed $50,000 per engagement:

1. Preparation and/or review of quarterly or annual tax returns.

2. Review of the Corporation’s federal consolidated tax return and all related schedules and disclosure statements.

3. Review and advice on tax compliance issues.

4. Tax planning and advice, including assistance with tax audit and appeals, tax advice related to mergers and acquisitions, review of employee benefit plans and requests for rulings or technical advice from taxing authorities; provided however, that the services of the independent accountant as an advocate for the Corporation before a tax court, district court or federal court of claims is specifically prohibited, as is the retention of the independent accountant in a transaction initially recommended by the independent accountant, the sole purpose of which may tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

5. Review of tax positions for purposes of audit services.

6. Consultation on tax compliance.

145 BANK STREET WEBSTER PLAZA WATERBURY, CT 06702

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL

Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 p.m., Eastern Time, on April 22, 2009.

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 p.m., Eastern Time, on April 22, 2009. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY TELEPHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions no later than 11:59 p.m., Eastern Time, on April 22, 2009. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided for that purpose, or return it to Webster Financial Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Webster Financial Corporation in mailing proxy material, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting by Internet and, when prompted, indicate that you agree to receive or access future shareholder communications electronically.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WEBST1	KEEP THIS PORTION FOR YOUR RECORDS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-		DETACH AND RETURN THIS PORTION ONLY
PAID ENVELOPE, UNLESS YOU ARE VOTING BY INTERNET OR TELEPHONE

WEBSTER FINANCIAL CORPORATION
The Board of Directors recommends a vote FOR all nominees, FOR Proposal 2 and FOR Proposal 3.

1. To elect three directors to serve for three-year terms (Proposal 1).

NOMINEES:

01 — Robert A. Finkenzeller 02 — Laurence C. Morse 03 — Mark Pettie		FOR ALL	WITHHOLD FROM ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

					For	Against	Abstain

2.     To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of

        Webster Financial Corporation for the fiscal year ending December 31, 2009 (Proposal 2).

					☐	☐	☐

3. To approve an advisory proposal on Webster’s executive compensation philosophy, policies and procedures (Proposal 3)					☐	☐	☐

4.     The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of the Board of Directors of Webster Financial Corporation.

To change the address on your account, please check this box and indicate your new address in the space provided on the reverse side. Changes in the registered name(s) on the account may not be submitted via this method. ☐

Please sign exactly as your name appears above. Joint owners should each sign. Where applicable, indicate your official position or representation capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

REVOCABLE PROXY

Annual Meeting of Shareholders

April 23, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Webster Financial Corporation (the “Corporation”) hereby appoints Joel S. Becker, John J. Crawford and C. Michael Jacobi, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on Thursday, April 23, 2009, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, and at any adjournments of the meeting, for the following purposes. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1; FOR the ratification of the Board of Directors’ appointment of Ernst & Young LLP as Webster’s independent registered public accounting firm (Proposal 2); FOR the approval of an advisory proposal on Webster’s executive compensation philosophy, policies and procedures (Proposal 3); and in accordance with the determination of a majority of the Board of Directors as to other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Corporation, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Please sign and return the proxy card promptly in the enclosed envelope.

Address Changes:

(If you noted any address changes above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side)